                                                                    EXHIBIT 7(A)

                         AGREEMENT AND PLAN OF MERGER


     AGREEMENT AND PLAN OF MERGER (the "Agreement") dated as of February 26,
                                        ---------
1997 by and among LESLIE'S POOLMART, a California corporation ("Leslie's
                                                                --------
California"), LPM HOLDINGS, INC., a Delaware corporation and wholly owned
----------
subsidiary of Leslie's California ("Leslie's Delaware"), and POOLMART USA INC.,
                                    -----------------
a Delaware corporation ("Poolmart").
                         --------


                                   RECITALS

     The respective boards of directors of Leslie's California and Leslie's Delaware deem it advisable for the mutual benefit of Leslie's California and Leslie's Delaware and their shareholders and stockholder, respectively, that Leslie's California be merged with and into Leslie's Delaware (the

"Reincorporation Merger") upon the terms and subject to the conditions set forth
-----------------------
in the Agreement of Merger substantially in the form attached hereto as Exhibit A (the "Reincorporation Merger Agreement") and in accordance with the General
        --------------------------------
Corporation Law of the State of California (the "California Law") and the
                                                 --------------
Delaware General Corporation Law (the "Delaware Law").  The board of directors
                                       ------------
and sole stockholder of Leslie's Delaware have approved and adopted the Reincorporation Merger Agreement. The board of directors of Leslie's California has approved the Reincorporation Merger Agreement and has resolved to recommend to the shareholders of Leslie's California to vote to approve the principal terms of the Reincorporation Merger Agreement.

     The respective boards of directors of Leslie's Delaware and Poolmart deem it advisable for the mutual benefit of Leslie's Delaware and Poolmart, and their stockholder and stockholders, respectively, that Poolmart be merged with and into Leslie's Delaware (the "Recapitalization Merger") upon the terms and
                             -----------------------
subject to the conditions set forth herein and in accordance with the Delaware Law. The board of directors and sole stockholder of Leslie's Delaware have approved and adopted this Agreement. The board of directors and sole stockholder of Poolmart have approved and adopted this Agreement. The board of directors of Leslie's California has approved this Agreement and has resolved to recommend to the shareholders of Leslie's California to vote to approve the principal terms of this Agreement in conjunction with their approval of the principal terms of the Reincorporation Merger Agreement and the Reincorporation Merger. The Reincorporation Merger and the Recapitalization Merger are sometimes collectively referred to herein as the "Merger Transaction."
                                                  ------------------

     In consideration of the mutual covenants, agreements, representations and warranties contained herein, and for the purpose of setting forth certain terms and conditions of the Recapitalization Merger, and the mode of carrying the same into effect, Leslie's Delaware, Leslie's California and Poolmart hereby agree as follows:

                                   ARTICLE 1

                            MERGER AND ORGANIZATION

      The Recapitalization Merger.  Poolmart shall be merged with and into
      ---------------------------
Leslie's Delaware as soon as practicable following the execution of this Agreement, upon the terms and subject to the conditions hereinafter set forth, as permitted by and in accordance with the Delaware

Law. Leslie's Delaware and Poolmart are herein sometimes referred to as the "Constituent Corporations." Leslie's Delaware shall be the surviving corporation
 ------------------------
following the effectiveness of the Recapitalization Merger (sometimes referred to herein as the "Surviving Corporation").
                  ---------------------

     Section 1.2  Effect of Recapitalization Merger. The parties agree to the
                  ---------------------------------
following provisions with respect to the Recapitalization Merger:

          (a)   Name of Surviving Corporation.  The name of the Surviving
                -----------------------------
     Corporation shall from and after the Effective Date (as hereinafter defined) be and continue to be "Leslie's Poolmart, Inc." until changed in accordance with applicable law.

          (b)   Certificate of Incorporation.  The certificate of incorporation
                ----------------------------
     of Leslie's Delaware as in effect immediately prior to the Effective Date shall from and after the Effective Date be and continue to be the certificate of incorporation of the Surviving Corporation until changed or amended in accordance with the provisions of applicable law.

          (c)   Bylaws. The bylaws of Leslie's Delaware as in effect immediately
                ------
     prior to the Effective Date shall from and after the Effective Date be and continue to be the bylaws of the Surviving Corporation until changed or amended in accordance with the provisions of applicable law.

          (d)   Corporate Organization.  On the Effective Date, the separate
                ----------------------
     corporate existence of Poolmart shall cease, and Leslie's Delaware as the surviving corporation and successor and shall succeed to Poolmart in the manner of and as more fully set forth in Section 259 of the Delaware Law.

          (e)   Directors and Officers.  The directors of Leslie's Delaware
                ----------------------
     immediately prior to the Effective Date will be the initial directors of the Surviving Corporation, and the officers of Leslie's Delaware immediately prior to the Effective Date will be the initial officers of the Surviving Corporation, in each case until their successors are elected and qualified. However, it is expected that immediately after the Effective Date, all of the directors of the Surviving Corporation other than Michael
     J. Fourticq and Brian P. McDermott will resign.

          (f)   Filing of Certificate of Merger.  If this Agreement is not
                -------------------------------
     terminated pursuant to Article 7 hereof, as soon as practicable after all conditions to the Recapitalization Merger set forth in Article 6 hereof shall have been satisfied or waived, Leslie's Delaware and Poolmart shall cause the Certificate of Merger attached hereto as Exhibit B ("Certificate
                                                                    -----------
     of Merger") to be executed and acknowledged and, as required by the
     ---------
     Delaware Law, filed with the Secretary of State of the State of Delaware as provided in the Delaware Law. The Recapitalization Merger shall be consummated and the closing of the transactions contemplated by this Agreement (the "Closing") shall occur immediately upon the filing of the
                     -------
     Certificate of Merger with the Secretary of State of the State of Delaware (the date and time of such filing and Closing being referred to herein as the "Effective Date"). The Recapitalization Merger shall occur immediately
          --------------
     following the effective time of the Reincorporation Merger. The Closing shall take place at the offices of Paul, Hastings, Janofsky & Walker, 555 South Flower Street, Los Angeles, California 90071, or at such other place as the parties may mutually agree.

          (g)   Further Assurances. If at any time after the Effective Date, the
                ------------------
     Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper
     (i) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, its right, title or interest in, to or under any of the rights, properties or assets of the Constituent Corporations acquired or to be acquired as a result of the Recapitalization Merger, or (ii) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of the Constituent Corporations, all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of the Constituent Corporations, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, properties or assets of the Constituent Corporations acquired or to be acquired as a result of the Recapitalization Merger and otherwise to carry out the purposes of this Agreement.

                                   ARTICLE 2

                 CONVERSION OF SECURITIES ON THE EFFECTIVE DATE

     Conversion of Securities of Leslie's Delaware and Poolmart.  At the
     ----------------------------------------------------------
Effective Date, pursuant to this Agreement and by virtue of the Recapitalization Merger and without any action on the part of Leslie's Delaware, Poolmart or the holders of any of the following securities:

          (a) Each share of common stock, par value $.001 per share, of Leslie's Delaware ("Leslie's Common Stock") (shares of Leslie's Common
                         ---------------------
     Stock being hereinafter collectively referred to as "Leslie's Shares" and
                                                          ---------------
     individually as a "Leslie's Share") issued and outstanding immediately
                        --------------
     prior to the Effective Date (other than any Leslie's Shares to be cancelled pursuant to Section 2.1(b) and each Leslie's Share to remain outstanding pursuant to Section 2.1(c)) shall be cancelled and shall be converted automatically into the right to receive an amount equal to $14.50 in cash, without interest (the "Cash Merger Consideration"), payable to the holder
                            -------------------------
     thereof upon surrender of the certificate formerly representing such Other Common Stock in the manner provided in Section 2.2; the Leslie's Shares being converted into the right to receive the Cash Merger Consideration are hereinafter referred to as "Other Common Stock";
                                 ------------------

          (b) Each Leslie's Share held in the treasury of Leslie's Delaware and each Leslie's Share owned by Poolmart, if any, immediately prior to the Effective Date shall be cancelled without any conversion thereof and no payment or distribution shall be made with respect thereto;

          (c) 160,539 Leslie's Shares registered in the name of Michael J. Fourticq, 166,552 Leslie's Shares registered in the name of Brian P. McDermott and Manette J. McDermott TR UA dated March 15, 1990 The McDermott Family Trust, 10,000 Leslie's Shares registered in the name of Greg Fourticq and 22,414 Leslie's Shares registered in the name of Richard H. Hillman (such persons are collectively referred to herein as the

     "Continuing Stockholders" and such shares are collectively referred to
     ------------------------
     herein as the "Continuing Shares") shall not be converted, exchanged or
                    -----------------
     cancelled as provided above but shall remain outstanding as required by the letter addressed from Hancock Park Associates II, L.P. ("Hancock") to the
                                                              -------
     board of directors of Leslie's California dated February 19, 1997 referenced in Section 3.5; and

          (d) Each share of Poolmart Common Stock (as hereinafter defined) that is issued and outstanding immediately prior to the Effective Date shall be converted into one newly issued, fully paid and nonassessable share of Leslie's Common Stock (the "Share Exchange Ratio").
                                          --------------------

          (e) If between the date of this Agreement and the Effective Date the number of outstanding shares of Leslie's Common Stock or of the common stock of Leslie's California (which common stock will automatically be converted into Leslie's Common Stock upon the effectiveness of the Reincorporation Merger) ("California Common Stock") shall have been changed
                               -----------------------
     into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split-up, combination, exchange of shares or the like other than pursuant to the Reincorporation Merger, the amount of the Cash Merger Consideration and the Share Exchange Ratio shall be correspondingly adjusted.

     Section 2.2  Payment of Cash for Other Common Stock.
                  --------------------------------------

          (a) On the Effective Date, the Surviving Corporation shall irrevocably deposit or cause to be deposited with a bank or trust company to be designated by the Surviving Corporation which is organized and doing business under the laws of the United States or any state thereof and has a combined capital and surplus of at least $100,000,000 (the "Disbursing Agent"), as agent
                                                   ----------------
for the holders of shares of Other Common Stock, cash in the aggregate amount required with respect to the conversion of shares of Other Common Stock at the Effective Date pursuant to Section 2.1(a) hereof. Pending distribution pursuant to Section 2.2(b) hereof of the cash deposited with the Disbursing Agent, such cash shall be held in trust for the benefit of the holders of Other Common Stock and the fund shall not be used for any other purposes, and the Surviving Corporation may direct the Disbursing Agent to invest such cash, provided that such investments (i) shall be obligations of or guaranteed by the United States of America, in commercial paper obligations receiving the highest rating from either Moody's Investors Services, Inc. or Standard & Poor's Corporation, or in certificates of deposit, bank repurchase agreements or bankers acceptances of domestic commercial banks with capital exceeding $250,000,000 (collectively "Permitted Investments") or in money market funds which are invested solely in
----------------------
Permitted Investments and (ii) shall have maturities that will not prevent or delay payments to be made pursuant to Section 2.2(b) hereof. Each holder of a certificate or certificates representing shares of Other Common Stock cancelled and extinguished on the Effective Date pursuant to Section 2.1(a) hereof may thereafter surrender such certificate or certificates to the Disbursing Agent, as agent for such holder of shares of Other Common Stock, to effect the exchange of such certificate or certificates on such holder's behalf for a period ending one year after the Effective Date.

          (b) After surrender to the Disbursing Agent of any certificate which prior to the Effective Date shall have represented any shares of Other Common Stock, the Disbursing Agent shall promptly distribute to the person in whose name such certificate shall have been registered, a check representing the amount of cash into which such shares of Other Common Stock shall have been converted at the Effective Date pursuant to Section 2.1(a) hereof. Until so surrendered and exchanged, each such certificate shall, after the Effective Date, be deemed to represent only the right to receive such cash, and until such surrender and exchange, no cash shall be paid to the holder of such outstanding certificate in respect thereof. The Surviving Corporation shall promptly after the Effective Date cause to be distributed to such holders appropriate materials to facilitate such surrender.

          (c) If any cash deposited with the Disbursing Agent for purposes of payment in exchange for shares of Other Common Stock remains unclaimed following the expiration of one year after the Effective Date, such cash shall be delivered to the Surviving Corporation by the Disbursing Agent, and thereafter the Disbursing Agent shall not be liable to any persons claiming any amount of such cash, and the surrender and exchange shall be effected directly with the Surviving Corporation (subject to applicable abandoned property, escheat and similar laws). No interest shall accrue or be payable with respect to any amounts which any such holder shall be so entitled to receive. The Surviving Corporation or the Disbursing Agent shall be authorized to pay the cash attributable to any certificate theretofore issued which has been lost or destroyed, upon receipt of satisfactory evidence of ownership of the shares of Other Common Stock represented thereby and of appropriate indemnification.

          (d) If payment is to be made to a person other than the person in whose name a surrendered certificate, which prior to the Effective Date shall have represented any shares of Other Common Stock, is registered, it shall be a condition to such payment that the certificate so surrendered shall be endorsed or shall otherwise be in proper form for transfer, and that the person requesting such payment shall have paid any transfer and other taxes required by reason of such payment in a name other than that of the registered holder of the certificate surrendered or shall have established to the satisfaction of the Surviving Corporation or the Disbursing Agent that such tax either has been paid or is not payable .

          (e) From and after the Effective Date, the holders of shares of Other Common Stock outstanding immediately prior to the Effective Date shall cease to have any rights with respect to such shares of Other Common Stock except as otherwise provided herein or by law.

          (f) After the Effective Date, there shall be no transfers on the stock transfer books of the Surviving Corporation of any shares of Other Common Stock which were outstanding immediately prior to the Effective Date. If, after the Effective Date, certificates for shares of Other Common Stock are presented to the Surviving Corporation, they shall be cancelled and promptly exchanged for cash as provided in this Section 2.2.

     Section 2.3  Exchange of Stock Certificates. Immediately after the
                  ------------------------------
Effective Date, the Surviving Corporation shall deliver to the record holder of the certificate which immediately prior to the Effective Date represented all the outstanding shares of Poolmart Common Stock that were converted into the right to receive shares of Leslie's Common Stock in accordance with Section 2.1(d), in exchange for such certificate, duly endorsed in blank, a share certificate, registered in the name of such record holder, representing the number of shares of Leslie's Common Stock to which such record holder is so entitled by virtue of Section 2.1(d). Such certificate will bear a legend restricting the transferability of such shares of Leslie's Common Stock to the extent contemplated by the Stockholders Agreement referred to in Section 6.3(e), which restrictions include restrictions designed to assure the Surviving Corporation that these shares will not be offered or sold in contravention of any federal or state securities laws.

                                   ARTICLE 3

                    ADDITIONAL AGREEMENTS IN CONNECTION WITH
                             THE MERGER TRANSACTION

     Section 3.1  Shareholders' Approval. Leslie's California shall take all
                  ----------------------
actions reasonably necessary in accordance with applicable law and its articles of incorporation and bylaws to convene a meeting of its shareholders as soon as reasonably practicable for the purpose of considering and approving the principal terms of the Reincorporation Merger Agreement, this Agreement and the Merger Transaction (the "Special Meeting"). In
                                                           ---------------
connection with the Special Meeting, the board of directors of Leslie's California shall recommend that the shareholders of Leslie's California vote to approve the principal terms of the Reincorporation Merger Agreement, this Agreement and the Merger Transaction.


     Proxy Materials and Schedule 13E-3.
     ----------------------------------

          (a) In connection with the Special Meeting, Leslie's California shall prepare and file a preliminary proxy statement relating to the transactions contemplated by the Reincorporation Merger Agreement, this Agreement and the Merger Transaction (the "Preliminary Proxy Statement") with
                                           ---------------------------
the Securities and Exchange Commission (the "SEC") and shall use its reasonable
                                             ---
best efforts to respond to the comments of the SEC and to cause a definitive proxy statement to be mailed to Leslie's California's shareholders (the "Definitive Proxy Statement"), all as soon as reasonably practicable; provided,
 --------------------------
that prior to the filing of each of the Preliminary Proxy Statement and the Definitive Proxy Statement, Leslie's California shall consult with Poolmart with respect to such filings and shall afford Poolmart reasonable opportunity to comment thereon. Poolmart shall provide Leslie's California with any information for inclusion in the Preliminary Proxy Statement and the Definitive Proxy Statement which may be required under applicable law and which is reasonably requested by Leslie's California. Leslie's California shall promptly notify Poolmart of the receipt of the comments of the SEC and of any request from the SEC for amendments or supplements to the Preliminary Proxy Statement or the Definitive Proxy Statement or for additional information, and will promptly supply Poolmart with copies of all correspondence between Leslie's California or its representatives, on the one hand, and the SEC or members of its staff, on the other hand, with respect to the Preliminary Proxy Statement, the Definitive Proxy Statement or the Merger Transaction. If at any time prior to the Special Meeting any event should occur which is required by applicable law to be set forth in an amendment of, or a supplement to, the Definitive Proxy Statement, Leslie's California will promptly inform Poolmart. In such case, Leslie's California, with the cooperation of Poolmart, will, upon learning of such event, promptly prepare and mail such amendment or supplement; provided, that prior to such mailing, Leslie's California shall consult with Poolmart with respect to such amendment or supplement and shall afford Poolmart reasonable opportunity to comment thereon. Leslie's California will notify Poolmart at least 24 hours prior to the mailing of the Definitive Proxy Statement, or any amendment or supplement thereto, to the shareholders of Leslie's California.

          (b) Leslie's California shall prepare and file concurrently with the filing of the Preliminary Proxy Statement, a Statement on Schedule 13E-3

("Schedule 13E-3") with the SEC.  If at any time prior to the Special Meeting
----------------
any event should occur which is required by applicable law to be set forth in an amendment of, or supplement to, the Schedule 13E-3, Leslie's California shall file such amendments or supplements.

     Section 3.3 Termination of Leslie's California Stock Option Plans. Leslie's
                 -----------------------------------------------------
California shall (i) take all steps necessary to cause Leslie's California's 1990 Stock Option Plan and Leslie's California's 1992 Directors' Stock Incentive Plan (collectively, the "Stock Option Plans") to be terminated on or prior to
                         ------------------
the Effective Date and (ii) if not otherwise terminated by their terms upon the effectiveness of the Recapitalization Merger, obtain at the earliest practicable date and prior to the Effective Date the written consent of each holder of an issued and outstanding stock option issued pursuant to the Stock Option Plans as well as the written consent of each holder of all other options to purchase California Common Stock not granted under the Stock Option Plans

(collectively, the "Stock Options") to the cancellation of such holders' Stock
                    -------------
Options (irrespective of their exercise price and whether or not then currently exercisable) to take effect on the Effective Date. On the Effective Date, the Surviving Corporation shall pay each holder of Stock Options, to the extent such Stock Options have not been previously exercised or cancelled, (x) cash in an amount equal to the product of (i) the difference between $14.50 and the exercise price of such Stock Options, multiplied by (ii) the number of shares of Leslie's Common Stock subject to such Stock Options, less, (y) the amount of all applicable withholding taxes; provided, that those holders of Stock Options that have agreed to accept options to purchase common stock of the Surviving Corporation shall not receive any cash payment with respect to cancelled Stock Options. From and after the effective time of the Reincorporation Merger, "Stock Option Plans" and "Stock Options" shall refer to the Stock Option Plans and Stock Options as the same shall have been assumed by Leslie's Delaware pursuant to the Reincorporation Merger.

     Section 3.4  Reasonable Best Efforts. Upon the terms and subject to the
                  -----------------------
conditions herein provided, and subject to the fiduciary duties of the board of directors of Leslie's California, as it, or a special committee thereof that has been established to, among other things, consider the Reincorporation Merger Agreement, this Agreement and the Merger Transaction (the "Special Committee"),
                                                           -----------------
may be advised in writing by counsel, each party hereto shall use its reasonable best efforts to take, or cause to be taken, all reasonable action and to do, or cause to be done and to assist and cooperate with the other parties hereto in doing, all things necessary, proper or advisable under applicable laws and regulations and their respective articles or certificates of incorporation and bylaws to consummate and make effective, as soon as reasonably practicable, the transactions contemplated by the Reincorporation Merger Agreement or this Agreement, subject, however, to the requisite vote of shareholders of Leslie's California. Such actions shall include, without limitation, using its reasonable best efforts to (a) obtain all consents, amendments to or waivers from other parties under the terms of all leases and other agreements between Leslie's California and such parties required as a result of the transactions contemplated by the Reincorporation Merger Agreement or this Agreement, if any,
(b) obtain all necessary consents, approvals and authorizations as are required to be obtained under any federal or state law or regulation, (c) defend any lawsuits or other legal proceedings, whether judicial or administrative and whether brought derivatively or on behalf of third parties (including governmental agencies or officials), challenging the Reincorporation Merger Agreement or this Agreement, or the consummation of the transactions contemplated thereby or hereby and (d) effect all necessary registrations and filings, including but not limited to any filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"), and submissions of
                                         -------
information requested by governmental authorities. Upon the terms and subject to the conditions hereof, and subject to the fiduciary duties of the board of directors of Leslie's California, as it, or the Special Committee, may be advised in writing by counsel, each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all reasonable actions and to do, or cause to be done, all things necessary to satisfy the other conditions of Closing set forth herein.

     Section 3.5  Financing. Poolmart shall use its reasonable best efforts to
                  ---------
obtain the financing on terms and conditions satisfactory to it to (a) effect the Merger Transaction, (b) refinance outstanding debt of the Surviving Corporation (c) provide adequate ongoing working capital to the Surviving Corporation and (d) pay the expenses related to the Merger Transaction and obtaining the financing and refinancing (the "Financing"). Leslie's California
                                              ---------
shall use its reasonable best efforts to cooperate with and assist Poolmart in obtaining the Financing. The parties acknowledge that the following letters regarding the Financing have been delivered to the Special Committee: Occidental Petroleum Corporation, dated December 27, 1996; BT Securities Corporation, dated February 4, 1997; Hancock Park Associates II, L.P., dated February 19, 1997;

Leonard Green & Partners, L.P., dated February 20, 1997; and BT Commercial Corporation, dated February 21, 1997 (collectively, the "Financing Letters").
                                                         -----------------

     Section 3.6  Conduct of Business by Leslie's California Pending the
                  ------------------------------------------------------
Recapitalization Merger. Leslie's California covenants and agrees that, prior to
-----------------------
the Effective Date, unless Poolmart shall otherwise agree in writing and except as contemplated by the Reincorporation Merger Agreement or this Agreement:

          (a) the business of Leslie's California and its subsidiaries shall be conducted only in the ordinary and usual course and consistent with past practice; Leslie's California and its subsidiaries shall not, without the prior written consent of Poolmart, (i) except in the ordinary course of its business, enter into any agreement which would be material to the condition (financial or otherwise), results of operations, properties, assets, liabilities or business of Leslie's California, (ii) purchase, sell or encumber (or enter into any agreement to purchase, sell or encumber), or enter into a merger or consolidation which would affect, any material properties or assets of Leslie's California, or (iii) except in the ordinary course of its business, enter into any other agreement or arrangement involving payments in excess of $100,000 in the aggregate with respect to the business or operations of Leslie's California;

          (b) Leslie's California shall not (i) amend its articles of incorporation or bylaws or the articles or certificates of incorporation or bylaws of any of its subsidiaries, (ii) change the number of authorized or outstanding shares of its capital stock (except for shares of California Common Stock issued upon the exercise of Stock Options outstanding on the date hereof), or (iii) declare, set aside or pay any dividend or other distribution or payment in cash, stock or property in respect of any of its shares of capital stock;

          (c)   neither Leslie's California nor any of its subsidiaries shall
     (i) issue, grant, sell, pledge or transfer or agree or propose to issue, grant, sell, pledge or transfer any shares of capital stock, stock options, warrants, securities or rights of any kind or rights to acquire any such shares, securities or rights of Leslie's California, any of its subsidiaries or any successor thereto (except for shares of California Common Stock issued upon the exercise of Stock Options outstanding on the date hereof), (ii) incur any indebtedness (other than borrowings under Leslie's California's existing credit facilities incurred to finance current operations in the ordinary course of business and short term indebtedness to trade creditors incurred in the ordinary course of business), (iii) acquire directly or indirectly by redemption or otherwise any shares of the capital stock of Leslie's California of any class or any options, warrants or other rights to purchase any such shares, or (iv) enter into or modify any contract, agreement, commitment or arrangement with respect to any of the foregoing;

          (d) Leslie's California and its subsidiaries shall use their reasonable best efforts to conduct their relations with employees, including termination and hiring practices, and their employee benefit plans only in the ordinary and usual course and consistent with the past practices and policies of Leslie's California, shall not amend, or enter into any additional, employment agreements with officers or directors of Leslie's California, shall make no increases in employee compensation or benefits (including severance arrangements) except regularly scheduled periodic increases and customary bonuses for the fiscal year ended December 28, 1996 under Leslie's California's existing bonus plan, and shall not enter into any employment or termination agreements or other material arrangements relating to employment benefits;

          (e) each of Leslie's California and its subsidiaries shall use its reasonable best efforts to keep in place its current insurance policies which are material (either individually or in the aggregate); and notwithstanding such efforts, if any such policy is cancelled, Leslie's California shall use its reasonable best efforts to replace such policy or policies;

          (f) neither Leslie's California nor its subsidiaries shall assume, guarantee, endorse or otherwise become responsible for the obligations of any other individual, firm or corporation, except in the ordinary and usual course of its business;

          (g) except in the ordinary and usual course of business, neither Leslie's California nor its subsidiaries shall make any investment of a capital nature either by purchase of stock or securities, contributions to capital, property transfers or otherwise, or by the purchase of any property or assets of any individual, firm or corporation, or otherwise enter into any material transaction;

          (h) neither Leslie's California nor any of its subsidiaries shall make any material tax election or settle or compromise any material federal, state, local or foreign income tax liability;

          (i) neither Leslie's California nor any of its subsidiaries shall make any change in its accounting principles or methods except insofar as may be required by a change in generally accepted accounting principles; and

          (j) neither Leslie's California nor any of its subsidiaries shall enter into an agreement or otherwise agree to do any of the things described in clauses (a) through (i) or anything which, to Leslie's California's best knowledge at the time of such action, would make any representation or warranty of Leslie's California in this Agreement untrue or incorrect in any material respect as of the date hereof and as of the Effective Date, as if made on such date, except to the extent such representations and warranties expressly relate to a specific date (in which case such representations and warranties shall be true and correct as of such date).

     Section 3.7  Leslie's California's Notification of Certain Matters.
                  -----------------------------------------------------
Leslie's California shall, promptly upon obtaining knowledge of any of the following occurring subsequent to the date of this Agreement and prior to the Effective Date, notify Poolmart of: (a) any material claims, actions, proceedings, tax audits or investigations commenced or, to its knowledge, threatened, involving or affecting Leslie's California or any of its subsidiaries or any of their properties or assets, or, to its knowledge, against any employee, consultant, director, officer or shareholder of Leslie's California or any of its subsidiaries, in his, her or its capacity as such, (b) any notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default, received by Leslie's California or any of its subsidiaries, under any agreement, lease, indenture or instrument to which Leslie's California or any of its subsidiaries is a party or is subject where such a default would have a material adverse effect on Leslie's California and its subsidiaries, taken as a whole, (c) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by the Reincorporation Merger Agreement or this Agreement, and (d) any material adverse change in the condition (financial or otherwise), results of operations, properties, assets, liabilities or business of Leslie's California and its subsidiaries, taken as a whole, or the occurrence of an event known to Leslie's California which, so far as reasonably can be foreseen at the time of its occurrence, could result in any such change.

     Section 3.8  Access to Leslie's California's Books and Records. Upon
                  -------------------------------------------------
reasonable notice, Leslie's California shall afford Poolmart and its representatives and representatives of all prospective sources of Financing reasonable access during normal business hours to the properties, books and records of Leslie's California and its subsidiaries and such additional information concerning the business and properties of Leslie's California and its subsidiaries as Poolmart and its representatives may reasonably request, including the permission of Leslie's California for Poolmart to contact key suppliers and customers of Leslie's California. Unless and until Leslie's California otherwise agrees, Poolmart will, and will cause their representatives, and will obtain appropriate undertakings from the representatives of all prospective sources of Financing to, hold in confidence all confidential information and not use any confidential information except in connection with the transactions contemplated hereby and the Financing, until such time as (i) such information is otherwise publicly available or (ii) as it is advised by counsel that any such information or document is required by law to be disclosed, provided that in such event it shall promptly notify Leslie's California of such requirement and cooperate in any effort Leslie's California makes to seek a reasonable protective order to limit the disclosure and use of such information. In the event of the termination of this Agreement, Poolmart will, and will cause its representatives and the representatives of all prospective sources of Financing to, either, at Leslie's California's option,
(a) deliver to Leslie's California all documents, work papers and other material, and all copies thereof, obtained by it or on its behalf from Leslie's California as a result of this Agreement or in connection herewith, whether so obtained before or after the execution hereof, or (b) destroy all such documents, work papers and other material, and all copies thereof, and deliver an appropriate certificate of such destruction to Leslie's California; provided, that in each case Poolmart may retain a single set of copies for file purposes.

     Section 3.9  Acquisition Proposals. Leslie's California shall, and shall
                  ---------------------
use its reasonable best efforts to cause each of its officers, directors or affiliates to, notify Poolmart promptly of any direct or indirect contact by any corporation, partnership, person or other entity or group concerning any tender or exchange offer, proposal for a merger or consolidation or other business combination involving Leslie's California or any of its subsidiaries or divisions, or any proposal or offer (in each case, whether or not in writing and whether or not communicated to the shareholders of Leslie's California generally) to acquire in any manner, directly or indirectly, a substantial equity interest in, or a substantial portion of the assets of, Leslie's California or any of its subsidiaries or divisions, other than pursuant to the transactions contemplated by this Agreement (an "Acquisition Proposal") and
                                                 --------------------
shall promptly provide Poolmart with a summary of all material terms and conditions of such Acquisition Proposal. In addition, Leslie's California shall give Poolmart not less than three business days' written notice prior to providing any confidential information to any person (other than Poolmart, prospective sources of the Financing and their respective representatives) concerning the business and properties of Leslie's California or affording any other person access to the properties, books or records of Leslie's California in connection with any Acquisition Proposal. Leslie's California shall not, nor shall it permit any of its officers, directors, affiliates, representatives or agents to, directly or indirectly, (i) take any action to solicit, initiate or, subject to the rights of Leslie's California to provide confidential information as provided in the immediately preceding sentence, knowingly encourage any Acquisition Proposal, or (ii) participate in any negotiations with respect to an Acquisition Proposal, except that Leslie's California or any such persons may participate in such negotiations with respect to any unsolicited Acquisition Proposal from a third party to the extent that the board of directors of Leslie's California or the Special Committee concludes (A) that such Acquisition Proposal is superior to the Merger Transaction and (B) based upon the advice of counsel, that such negotiations are necessary to discharge its fiduciary duty under applicable law.

     Section 3.10  Financial Statements; Communications with Governmental
                   ------------------------------------------------------
Authorities. Leslie's California shall deliver to Poolmart, as soon as
-----------
practicable (a) Leslie's California's financial statements for the year ended December 28, 1996 (which statements may be unaudited), and (b) copies of all filings and submissions by Leslie's California with, and all written and material oral communications to, and all written and material oral communications from, the SEC and each other federal, state and local government agency with respect to the transactions and events contemplated by the Reincorporation Merger Agreement or this Agreement. Leslie's California shall deliver to Poolmart, as soon as available but in no event later than March 31, 1997, Leslie's California's audited financial statements for the year ended December 28, 1996; such audited financial statements (a) shall be in accordance with the books and records of Leslie's California and its subsidiaries, (b) shall present fairly the consolidated financial position, results of operations, changes in shareholders' equity, and cash flow (as applicable) of Leslie's California and its subsidiaries for the year ended December 28, 1996, and (c) shall have been prepared in conformity with generally accepted accounting principles applied in all material respects on a consistent basis through the year ended December 28, 1996.

                                  ARTICLE 4A

             REPRESENTATIONS AND WARRANTIES OF LESLIE'S CALIFORNIA

     Except as disclosed in writing to Poolmart by Leslie's California, Leslie's California represents and warrants to Poolmart as follows:

     Section 4A.1  Organization and Good Standing.  Each of Leslie's California
                   ------------------------------
and its subsidiaries is a duly organized and validly existing corporation in good standing under the laws of the state of its incorporation, with all requisite power and authority (corporate and other) to own, lease and operate its properties and conduct its business and is duly qualified and in good standing as a foreign corporation authorized to do business in each of the jurisdictions in which the character of the properties owned or held under lease by it or the nature of the business transacted by it makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on Leslie's California and its subsidiaries, taken as a whole. Leslie's California has heretofore delivered to Poolmart accurate and complete copies of its and its subsidiaries' certificates or articles of incorporation and bylaws, as currently in effect.

     Section 4A.2  Authorization; Binding Agreement.  Leslie's California has
                   --------------------------------
all requisite corporate power and authority to execute and deliver the Reincorporation Merger Agreement and this Agreement and to consummate the transactions contemplated thereby and hereby. The execution and delivery of the Reincorporation Merger Agreement and this Agreement and the consummation of the transactions contemplated thereby and hereby have been duly and validly authorized by Leslie's California's board of directors and, except for the approval of the principal terms of the Reincorporation Merger Agreement, this Agreement and the Merger Transaction by the shareholders of Leslie's California in accordance with the California Law and the articles of incorporation and bylaws of Leslie's California, no other corporate proceedings on the part of Leslie's California are necessary to authorize the Reincorporation Merger Agreement, this Agreement and the transactions contemplated thereby or hereby. The Reincorporation Merger Agreement and this Agreement have been duly and validly executed and delivered by Leslie's California, and subject to the requisite approval of the shareholders of Leslie's California, constitute legal, valid and binding agreements of Leslie's California, enforceable against Leslie's California in accordance with their respective terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other laws, now or hereafter in effect, relating to or limiting creditors' rights generally, and (b) general principles of equity (whether considered in an action in equity or at law) which provide, among other things, that the remedies of specific performance and injunctive and other forms of equitable relief are subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.

     Section 4A.3  Capitalization.  The authorized capital stock of Leslie's
                   --------------
California consists of 40,000,000 shares of California Common Stock, and 1,000,000 shares of Preferred Stock ("California Preferred Stock"). As of the
                                      --------------------------
date hereof, 6,550,966 shares of California Common Stock and no shares of California Preferred Stock were outstanding. As of the date hereof, 988,185 shares of California Common Stock were reserved for issuance upon exercise of outstanding Stock Options. All of the outstanding shares of capital stock of Leslie's California and the subsidiaries of Leslie's California have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights. All issued and outstanding shares of capital stock of the subsidiaries of Leslie's California are owned by Leslie's California or a wholly-owned subsidiary of Leslie's California free and clear of all liens, charges, encumbrances, claims and options of any nature. Except as contemplated by the Reincorporation Merger Agreement and this Agreement and except for the Stock Options, neither Leslie's California nor any subsidiary of Leslie's California has granted any outstanding option, warrant, subscription or other right, or entered into any agreement or commitment which either (a) obligates Leslie's California or any of its subsidiaries to issue, sell or transfer any shares of the capital stock of Leslie's California or any subsidiary of Leslie's California or (b) restricts the transfer of, or otherwise encumbers, shares of California Common Stock.

     Section 4A.4  Financial Statements.  All consolidated financial statements
                   --------------------
of Leslie's California and its subsidiaries (including the notes to such financial statements) included in Leslie's California's Annual Report on Form 10-K for the year ended December 30, 1995 (the "Year End Financial Statements")
                                                -----------------------------
filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange
                                                                        --------
Act"), and the unaudited financial statements of Leslie's California and its
---
subsidiaries included in Leslie's California's Quarterly Reports on Form 10-Q for the quarters ended March 30, June 29, and September 28, 1996 (the "Interim
                                                                       -------
Financial Statements") filed pursuant to the Exchange Act (a) are in accordance
--------------------
with the books and records of Leslie's California and its subsidiaries, (b) present fairly the consolidated financial position, results of operations, changes in shareholders' equity, and cash flow (as applicable) of Leslie's California and its subsidiaries as of the respective dates and for the respective periods indicated, except, in the case of the Interim Financial Statements, for normal year-end audit adjustments, and (c) except for the absence of footnotes in the Interim Financial Statements, have been prepared in conformity with generally accepted accounting principles applied in all material respects on a consistent basis through all the periods involved. Leslie's California has no material liabilities that are required by generally accepted accounting principles to be disclosed on a balance sheet other than (i) those disclosed in the Year End Financial Statements or the Interim Financial Statements, and (ii) those arising in the ordinary course of business since September 28, 1996.

     Section 4A.5  Absence of Certain Changes or Events.  Since September 28,
                   ------------------------------------
1996, (a) there has not been any change or any development which has had, or, to Leslie's California's knowledge, would be likely to have, a material adverse effect on Leslie's California and its subsidiaries, taken as a whole, except for changes generally affecting the market for securities of publicly traded companies and changes in general economic conditions, (b) there has not been any damage, destruction or loss, whether covered by insurance or not, having a material adverse effect upon Leslie's California and its subsidiaries, taken as a whole, (c) Leslie's California and its subsidiaries have conducted their respective businesses only in the ordinary course, (d) Leslie's

California and its subsidiaries have not entered into any material transactions other than as approved by the board of directors of Leslie's California or as expressly permitted by this Agreement, (e) Leslie's California has not changed its accounting principles or methods except insofar as may be required by a change in generally accepted accounting principles, (f) Leslie's California has not declared, paid or set aside for payment any dividends, and (g) except for customary periodic salary increases, automatic annual option grants to directors of Leslie's California, and other increases expressly approved by the Chief Executive Officer of Leslie's California, there have not been any changes in executive compensation levels or in the manner in which other employees of Leslie's California are compensated or the supplemental benefits provided to such employees.

     Section 4A.6  SEC Reports and Other Documents.  Each registration
                   -------------------------------
statement, proxy statement or report filed with the SEC and not withdrawn by Leslie's California since January 1, 1994 did not, on the date of effectiveness in the case of such registration statements, or on the date of filing in the case of such reports, or on the date of mailing in the case of such proxy statements, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Since January 1, 1994, Leslie's California has filed all reports required to be filed by it with the SEC and all such reports complied as to form in all material respects with the applicable requirements of law. All financial statements and schedules included in the documents referred to in the preceding sentence were prepared in accordance with generally accepted accounting principles (except for the absence of footnotes in the Interim Financial Statements included in such documents), applied in all material respects on a consistent basis except as noted therein, and fairly present the information purported to be shown therein.

     Section 4A.7  Governmental and Other Consents and Approvals.  Subject to
                   ---------------------------------------------
the approval of the Reincorporation Merger Agreement, this Agreement and the Merger Transaction by the shareholders of Leslie's California, to Leslie's California's knowledge, no consent, waiver, approval, license or authorization of or designation, declaration or filing with any governmental agency or authority or other public persons or entities in the United States is required in connection with the execution or delivery by Leslie's California of the Reincorporation Merger Agreement or this Agreement or the consummation by Leslie's California of the transactions contemplated thereby or hereby, other than (a) filings in the States of California and Delaware in accordance with the California Law and the Delaware Law, respectively, (b) filings required under the HSR Act, (c) filings required under the Exchange Act and (d) such other consents, waivers, approvals, licenses or authorizations, the failure of which to be obtained will not have a material adverse effect on Leslie's California and its subsidiaries, taken as a whole, or on the ability of Leslie's California to consummate the transactions contemplated thereby or hereby.

     Section 4A.8  No Violation.  The execution and delivery of the
                   ------------
Reincorporation Merger Agreement and this Agreement, the filing by Leslie's California of a certificate of ownership in connection with the Reincorporation Merger in the States of California and Delaware in accordance with the California Law and the Delaware Law, respectively, the consummation by Leslie's California of the transactions contemplated thereby or hereby, or compliance by Leslie's California with any of the provisions thereof or hereof, will not:

          (a) violate any provision of the charter documents of Leslie's California or any of its subsidiaries;

          (b) cause Leslie's California to violate in any material respect (i) any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority applicable to Leslie's California or any of its subsidiaries or any of their respective properties or (ii) the award of any arbitrator or panel of arbitrators;

          (c) cause the acceleration of the maturity of any material debt or obligation of Leslie's California or any of its subsidiaries; or

          (d) violate, or be in conflict with, or constitute a material default under, or permit the termination of, or, except as contemplated by the Reincorporation Merger Agreement or this Agreement, require the consent of any person under, or result in the creation of any material lien upon any property of Leslie's California or any of its subsidiaries under, any agreement, indenture, lease or instrument to which Leslie's California or any of its subsidiaries is a party or by which Leslie's California or any of its subsidiaries (or their respective properties) may be bound, which individually or in the aggregate would have a material adverse effect on Leslie's California and its subsidiaries, taken as a whole.

     Leslie's California is not in material noncompliance or default (without giving effect to any grace or cure period or notice requirement) under any agreement, indenture or instrument creating or evidencing indebtedness for borrowed money or under any capital lease or under any agreement pursuant to which any of its securities were sold. Leslie's California has valid leasehold interests in all material real and personal property held under lease and is not in default of any of its material obligations under any lease or sublease establishing such leasehold interests, except in those instances in which such default, individually or in the aggregate, would not materially and adversely affect Leslie's California and its subsidiaries taken as a whole.

     Section 4A.9  Litigation.  There is no legal action, suit, arbitration or
                   ----------
other legal, administrative or other governmental investigation, inquiry or proceeding (whether federal, state, local or foreign) pending or, to the knowledge of Leslie's California, threatened against or affecting Leslie's California or any of its properties, assets, business, franchises or governmental approvals before any court or governmental department, commission, board, bureau, agency, instrumentality or arbitrator, which, individually or in the aggregate, could reasonably be expected (a) to have a material adverse effect upon Leslie's California and its subsidiaries, taken as a whole, or (b) to materially and adversely affect the ability of Leslie's California to carry out, or prevent or make unduly burdensome, the Merger Transaction or the transactions contemplated by the Reincorporation Merger Agreement or this Agreement.

     Section 4A.10  Governmental Approvals; Compliance with Law.  Leslie's
                    -------------------------------------------
California possesses from the appropriate agency, commission, board or governmental authority, whether federal, state or local, all licenses, permits, authorizations, approvals, franchises and rights ("Government Approvals") that
                                                   --------------------
are necessary for Leslie's California to engage in the business currently conducted by it, except in those instances in which failure to possess Government Approvals, individually or in the aggregate, would not materially and adversely affect Leslie's California and its subsidiaries, taken as a whole; to the knowledge of Leslie's California, all Government Approvals possessed by Leslie's California have been validly issued, are in full force and effect and Leslie's California has no reason to believe such Government Approvals are subject to revocation, cancellation, suspension or termination. Leslie's California is in compliance with all applicable federal, state and local laws, statutes, ordinances, rules and regulations, except in those instances in which non-compliance, individually or in the aggregate, would not materially and adversely affect Leslie's California and its subsidiaries, taken as a whole.

     Section 4A.11  Brokers and Finders.  Except for (i) Dillon, Read Co. Inc.
                    -------------------
("Dillon Read"), which has been engaged, pursuant to an engagement letter dated
  -----------
December 17, 1996, a true and complete copy of which has been delivered to Poolmart, to provide advice to the board of directors of Leslie's California with respect to whether the consideration to be received by the holders of Other Common Stock who are not Continuing Stockholders (the "Public Stockholders") is
                                                       -------------------
fair to the Public Stockholders from a financial point of view, and (ii) Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") which has been
                                                      ---
engaged by Leslie's California and the Special Committee to provide financial advisory services to the Special Committee pursuant to an engagement letter dated December 17, 1996, a true and complete copy of which has been delivered to Poolmart, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger Transaction or in connection with any transaction involving Leslie's California based upon arrangements made by or on behalf of Leslie's California.

     Section 4A.12  Fairness Opinions and Approval by Special Committee.  On or
                    ---------------------------------------------------
prior to the date hereof, the Special Committee approved the terms of the Reincorporation Merger Agreement and this Agreement and received written opinions from Dillon Read and DLJ as of such date, substantially to the effect that, from a financial point of view, the consideration to be received by the Public Stockholders in the Merger Transaction is fair to the Public Stockholders (which opinions shall be updated on the date the Definitive Proxy Statement is mailed to Leslie's California's shareholders), a true and complete copy of which opinions have been or will promptly be delivered to Poolmart.

     Section 4A.13  Proxy and Schedule 13E-3 Information.  The information
                    ------------------------------------
contained in the Definitive Proxy Statement and the Schedule 13E-3, or any amendment or supplement thereto, or any other documents filed with the SEC by Leslie's California in connection with the Merger Transaction, shall, with respect to the Definitive Proxy Statement at the time the Definitive Proxy Statement is mailed and at the time of the Special Meeting, and, with respect to the Schedule 13E-3 and such other documents, at the time of filing with the SEC and at the time of such Special Meeting, not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that Leslie's California makes no representation or warranty, with respect to any information contained in the Definitive Proxy Statement, the Schedule 13E-3 or any such other document, which was furnished to Leslie's California by Poolmart.

     Section 4A.14  Taxes.  All Returns (as hereinafter defined) required to be
                    -----
filed by or with respect to Leslie's California and Tax Affiliates (as hereinafter defined) have been properly and accurately prepared in all material respects and filed on a timely basis. With respect to taxable periods for which the statute of limitations on the assessment of Tax (as hereinafter defined) remains open, the United States federal income tax Returns that have been examined by the Internal Revenue Service ("IRS"), and any other Returns that
                                           ---
currently are the subject of an examination, or with respect to which notice of a pending or threatened examination has been received, or for which an examination has been conducted but not finally settled with all Taxes in dispute paid, have been disclosed in writing to Poolmart. There are no deficiencies for Taxes that have been proposed, asserted or assessed against Leslie's California or Tax Affiliates that remain unpaid. No material liability for Taxes has been incurred by Leslie's California or Tax Affiliates since September 28, 1996 other than in the ordinary course of their business. No director, officer or employee of Leslie's California or any of its subsidiaries having responsibility for Tax matters has reason to believe that any Tax authority has a valid basis to claim or assess any additional Tax with respect to Leslie's California or any Tax Affiliate in amounts materially in excess of the amounts shown on the balance sheet dated September 28, 1996 for the period ending on such date and amounts incurred in the ordinary course of business since that date. Neither Leslie's California nor any of its subsidiaries is party to a closing agreement or similar agreement with any Tax authority or is required to include in income any material adjustment pursuant to Sections 263A or 481 of the Internal Revenue Code of 1986, as amended (the "Code"), or comparable state or local tax law. The
                               ----
transactions contemplated by this Agreement will not give rise to an "excess parachute payment" within the meaning of Section 280G of the Code. As used in this Section 4A.14, the term "Tax" or "Taxes" means (i) all federal, state,
                              ---      -----
local, foreign and other net income, gross income, gross receipts, franchise, sales, use, withholding, employment, property or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (ii) any liability for payment of amounts described in clause (i) whether as a result of transferee liability, of being a member of an affiliated, consolidated, combined or unitary or other similar group for any period, or otherwise through operation of law and
(iii) any liability for the payment of amounts described in clauses (i) or (ii) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify any other person; the term "Returns" means all returns, declarations, reports, statements and other
 -------
documents required to be filed in respect of Taxes; and the term "Tax Affiliate"
                                                                  -------------
means any subsidiaries of Leslie's California and any individual or entity for whose Taxes Leslie's California or any of its subsidiaries is or could be held liable (whether by reason of being a member of an affiliated, consolidated, combined, unitary, or other similar group for Tax purposes, by reason of being a successor, by agreement, or otherwise) (but only with respect to the Taxes and taxable periods(s) or portions thereof with respect to which Leslie's California or such subsidiaries is or could be held liable for such Taxes).

     Section 4A.15  Employee Benefits.  A list of all employee benefit plans
                    -----------------
(within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which are maintained or contributed to by
                          -----
Leslie's California or any of Leslie's California's subsidiaries (the "Company
                                                                       -------
Benefit Plans") has been disclosed in writing to Poolmart.  Leslie's California
-------------
has provided to Poolmart (i) true and complete copies of all Company Benefit Plans; (ii) the most recent annual actuarial evaluation, if any, prepared for each Company Benefit Plan; (iii) the two most recent annual reports (series
5500), if any, required under ERISA with respect to each Company Benefit Plan, including audited financial statements; (iv) the most recent determination letter received from the IRS, if any, for each Company Benefit Plan, and (v) the most recent Summary Plan Description, if any, required under ERISA with respect to each Company Benefit Plan. Except as disclosed in writing to Poolmart, (i) with respect to each Company Benefit Plan that is intended to be qualified under
Section 401(a) of the Code and is maintained by Leslie's California or any of Leslie's California's subsidiaries for any of their employees, (x) Leslie's California or such subsidiary has obtained a favorable determination letter from the IRS and nothing has happened since such letter that would adversely affect the tax qualification of such plan and (y) such plan has been operated in compliance with ERISA and in accordance with the provisions of, and the rules and regulations covering, such plan except where the failure to so comply does not individually or in the aggregate, have a material adverse effect upon Leslie's California and its subsidiaries, taken as a whole, (ii) with respect to each Company Benefit Plan, Leslie's California and Leslie's California's subsidiaries are not, and to Leslie's California's knowledge no other person is, engaged in a transaction prohibited by Section 4975 of the Code or Section 406 of ERISA which could result in a liability to Leslie's California and Leslie's California's subsidiaries which would individually or in the aggregate, have a material adverse effect upon Leslie's California and its subsidiaries, taken as a whole, (iii) each Company Benefit Plan which is subject to Part III of Subtitle B of Title I of ERISA or Section 412 of the Code has been maintained in compliance with the minimum funding standards of ERISA and the Code, and no reportable event, within the meaning of Section 4043 of ERISA has occurred with respect to any Company Benefit Plan which is subject to Title IV of ERISA, other than reportable events with respect to which notice has been waived by the Pension Benefit Guaranty Corporation or which would not, individually or in the aggregate, have a material adverse effect upon Leslie's California and its subsidiaries, taken as a whole, and (iv) no benefit is provided pursuant to a welfare benefit plan (as defined in ERISA Section 3(1)) to a former employee of Leslie's California or any Leslie's California subsidiaries other than for continuation health coverage benefits provided under Code Section 4980B.

     Section 4A.16  Environmental Matters.  Except as disclosed in filings with
                    ---------------------
the SEC under the Exchange Act since January 1, 1994, to the knowledge of Leslie's California, (i) neither Leslie's California nor any of its subsidiaries has generated, used, transported, treated, stored, released or disposed of, or has permitted anyone else to generate, use, transport, treat, store, release or dispose of any Hazardous Substance (as hereinafter defined), in violation of any Laws (as hereinafter defined), (ii) there has not been any generation, use, transportation, treatment, storage, release or disposal of any Hazardous Substance in connection with the conduct of the business of Leslie's California or any of its subsidiaries or the use of any property or facility of Leslie's California or any of its subsidiaries which has created or could reasonably be expected to create any material liability under any Laws that would require reporting to or notification of any federal or state governmental agency or authority, (iii) no asbestos or polychlorinated biphenyl is contained in or located at any facility of Leslie's California or any of its subsidiaries, and
(iv) any Hazardous Substance handled or dealt with in any way in connection with the businesses of Leslie's California and its subsidiaries, whether before or during Leslie's California's ownership, has been and is being handled or dealt with in all material respects in compliance with applicable Laws; excepting, however, in each case any acts or omissions referred to in any of the preceding clauses (i) through (iv) to the extent that such acts or omissions, taken in the aggregate, would not have a material adverse effect on Leslie's California and its subsidiaries, taken as a whole. As used in this Section 4A.16, the term "Hazardous Substance" means substances that are defined or listed in, or
--------------------
otherwise classified pursuant to, any applicable Laws as "hazardous substances," "hazardous materials," "hazardous wastes" or "toxic substances," or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitibility, corrosivity, reactivity, carcinogenicity, reproductive toxicity or "EP toxicity," and petroleum and drilling fluids, produced waters and other wastes associated with the exploration, development, or production of crude oil, natural gas or geothermal energy. As used in this Section 4A.16, the term "Laws" means any constitutional
                                                  ----
provision, statute or other law, rule, regulation, or published interpretation of any thereof and any decree, injunction, judgment, order, ruling, or writ.

     Notwithstanding this Article 4A, neither Leslie's California nor any of its officers, directors, employees or representatives shall have any liability to Poolmart, nor shall Poolmart have any claim for damages, whether under this Agreement or otherwise, as a result of any breach of any of the representations or warranties contained in this Article 4A. For the avoidance of doubt, the parties agree that the preceding sentence shall not affect the rights of Poolmart under Section 6.3(a).

                                   ARTICLE 4B

              REPRESENTATIONS AND WARRANTIES OF LESLIE'S DELAWARE

     Except as disclosed in writing to Poolmart by Leslie's California, Leslie's Delaware hereby represents and warrants to Poolmart as follows:

     Section 4B.1  Organization and Good Standing.  Leslie's Delaware is a duly
                   ------------------------------
organized and validly existing corporation in good standing under the laws of the state of Delaware. Leslie's Delaware has heretofore delivered to Poolmart accurate and complete copies of its certificate of incorporation and bylaws as currently in effect.

     Section 4B.2    Authorization; Binding Agreement.  Leslie's Delaware has
                     --------------------------------
all requisite corporate power and authority to execute and deliver the Reincorporation Merger Agreement and this Agreement and to consummate the transactions contemplated thereby and hereby. The execution and delivery of the Reincorporation Merger Agreement and this Agreement and the consummation of the transactions contemplated thereby and hereby have been duly and validly authorized by Leslie's Delaware's board of directors, and the Reincorporation Merger Agreement and this Agreement have been adopted by the sole stockholder of Leslie's Delaware in accordance with the Delaware Law and its certificate of incorporation and bylaws. No other corporate proceedings on the part of Leslie's Delaware are necessary to authorize the Reincorporation Merger Agreement and this Agreement and the transactions contemplated thereby and hereby. The Reincorporation Merger Agreement and this Agreement have been duly and validly executed and delivered by Leslie's Delaware and constitute legal, valid and binding agreements of Leslie's Delaware, enforceable against Leslie's Delaware in accordance with their terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other laws, now or hereafter in effect, relating to or limiting creditors' rights generally, and (b) general principles of equity (whether considered in an action in equity or at law) which provide, among other things, that the remedies of specific performance and injunctive and other forms of equitable relief are subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.

     Section 4B.3  Capitalization.  The authorized capital stock of Leslie's
                   --------------
Delaware consists of 5,000,000 shares of Leslie's Common Stock, and 2,000,000 shares of preferred stock, par value $.001 per share ("Delaware Preferred
                                                       ------------------
Stock").  As of the date hereof, 10,000 shares of Leslie's Common Stock and no
-----
shares of Delaware Preferred Stock were outstanding. All of the outstanding shares of capital stock of Leslie's Delaware are owned by Leslie's California and have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights. Except as contemplated by the Reincorporation Merger Agreement and this Agreement, Leslie's Delaware has not granted any outstanding option, warrant, subscription or other right, or entered into any agreement or commitment which either (a) obligates Leslie's Delaware to issue, sell or transfer any shares of the capital stock of Leslie's Delaware or
(b) restricts the transfer of, or otherwise encumbers, shares of Leslie's Common Stock. Prior to the Effective Date, the certificate of incorporation of Leslie's Delaware shall be amended to increase the authorized number of shares of Leslie's Common Stock to the number of shares necessary to carry out the terms of the Reincorporation Merger Agreement.

     Section 4B.4  No Violation.  The execution and delivery of the
                   ------------
Reincorporation Merger Agreement and this Agreement, the filing by Leslie's Delaware of both a certificate of ownership and merger in connection with the Reincorporation Merger and the Certificate of Merger in connection with the Recapitalization Merger in the State of Delaware in accordance with the Delaware Law, the consummation by Leslie's Delaware of the transactions contemplated thereby or hereby, or compliance by Leslie's Delaware with any of the provisions thereof or hereof, will not:

          (a) violate any provision of the charter documents of Leslie's Delaware or any of its subsidiaries;

          (b) violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority applicable to Leslie's Delaware or any of its properties;

          (c) cause the acceleration of the maturity of any debt or obligation of Leslie's Delaware; or

          (d) violate, or be in conflict with, or constitute a default under, or permit the termination of, or, except as contemplated by the Reincorporation Merger Agreement or this Agreement, require the consent of any person under, or result in the creation of any material lien upon any property of Leslie's Delaware under, any agreement, indenture, lease or instrument to which Leslie's Delaware is a party or by which Leslie's Delaware (or its properties) may be bound, which in the aggregate would have a material adverse effect on Leslie's Delaware.

     Leslie's Delaware is not in material default (without giving effect to any grace or cure period or notice requirement) under any agreement for borrowed money or under any agreement pursuant to which any of its securities were sold.

     Section 4B.5  Governmental and Other Consents and Approvals.  To the
                   ---------------------------------------------
knowledge of Leslie's Delaware, no consent, waiver, approval, license or authorization of or designation, declaration or filing with any governmental agency or authority or other public persons or entities in the United States is required in connection with the execution or delivery by Leslie's Delaware of the Reincorporation Merger Agreement or this Agreement or the consummation by Leslie's Delaware of the transactions contemplated thereby or hereby, other than
(a) filings in the States of California and Delaware in accordance with the California Law and the Delaware Law, respectively, (b) filings required under the HSR Act, (c) filings required under the Exchange Act, and (d) such other consents, waivers, approvals, licenses or authorizations, the failure of which to be obtained will not have a material adverse effect on Leslie's Delaware or on the ability of Leslie's Delaware to consummate the transactions contemplated hereby.

     Section 4B.6  No Prior Activities.  Leslie's Delaware has not incurred, and
                   -------------------
will not incur, directly or through any subsidiary, any liabilities or obligations, except those incurred in connection with its organization or with the negotiation of the Reincorporation Merger Agreement or this Agreement. Except as contemplated by the Reincorporation Merger Agreement, this Agreement and the Financing Letters, Leslie's Delaware has not engaged in any business activities of any type or kind whatsoever, or entered into any agreements or arrangements with any person or entity, or become subject to or bound by any obligation or undertaking.

     Section 4B.7  Litigation.  There is no legal action, suit, arbitration or
                   ----------
other legal, administrative or other governmental investigation, inquiry or proceeding (whether federal, state, local or foreign) pending or, to the knowledge of Leslie's Delaware, threatened against or affecting Leslie's Delaware or any of its properties, assets, business, franchises or governmental approvals before any court or governmental department, commission, board, bureau, agency, instrumentality or arbitrator, which, individually or in the aggregate, could reasonably be expected (a) to have a material adverse effect upon Leslie's Delaware or (b) to materially and adversely affect the ability of Leslie's Delaware to carry out, or prevent or make unduly burdensome, the Merger Transaction or the transactions contemplated by the Reincorporation Merger Agreement or this Agreement.

     Notwithstanding this Article 4B, neither Leslie's Delaware nor any of its officers, directors, employees or representatives shall have any liability to Poolmart, nor shall Poolmart have any claim for damages, whether under this Agreement or otherwise, as a result of any breach of any of the representations or warranties contained in this Article 4B. For the avoidance of doubt, the parties agree that the preceding sentence shall not affect the rights of Poolmart under Section 6.3(a).


                                   ARTICLE 5

                   REPRESENTATIONS AND WARRANTIES OF POOLMART

     Except as disclosed in writing by Poolmart to Leslie's California and Leslie's Delaware immediately prior to their execution and delivery of this Agreement, Poolmart hereby represents and warrants to Leslie's California and Leslie's Delaware as follows:

     Section 5.1  Organization and Good Standing.  Poolmart is a duly organized
                  ------------------------------
and validly existing corporation in good standing under the laws of the state of Delaware. Poolmart has heretofore delivered to Leslie's California accurate and complete copies of its certificate of incorporation and bylaws as currently in effect. Poolmart does not own or have any subsidiary or own or hold any capital stock, security or investment in any other person or entity, other than bank accounts, certificates of deposit, money market or similar short-term investments.

     Section 5.2    Authorization; Binding Agreement.  Poolmart has all
                    --------------------------------
requisite corporate power and authority to execute and deliver this Agreement and to consummate the Recapitalization Merger and the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the Recapitalization Merger and the transactions contemplated hereby have been duly and validly authorized by its board of directors, and this Agreement has been adopted by the sole stockholder of Poolmart in accordance with Delaware Law and its certificate of incorporation and bylaws. No other corporate proceedings on the part of Poolmart are necessary to authorize this Agreement, the Recapitalization Merger and the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Poolmart and constitutes a legal, valid and binding agreement of Poolmart, enforceable against Poolmart in accordance with its terms except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to or limiting creditors' rights generally, and (b) general principles of equity (whether considered in an action in equity or at law) which provide, among other things, that the remedies of specific performance and injunctive and other forms of equitable relief are subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.

     Section 5.3  Capitalization.  The authorized capital stock of Poolmart
                  --------------
consists of a single class of 1,000 shares of common stock, par value $.001 per share, (which class of stock is herein called "Poolmart Common Stock"). Prior
                                               ---------------------
to the Effective Date the certificate of incorporation of Poolmart shall be amended to increase the authorized number of shares of

Poolmart Common Stock to 1,055,172, all of which will be outstanding immediately prior to the Effective Date. All of the shares of Poolmart Common Stock outstanding on the Effective Date (i) will have been duly authorized and will be, validly issued, fully paid and nonassessable and free of preemptive rights, and (ii) will be beneficially owned, by Green Equity Investors II, L.P. Poolmart has not granted any outstanding option, warrant, subscription or other right, or entered into any agreement or commitment which either (a) obligates Poolmart to issue, sell, repurchase or transfer any shares of the capital stock of Poolmart or (b) restricts the transfer of, or otherwise encumbers, shares of Poolmart Common Stock. Poolmart has no treasury stock.

     Section 5.4  No Violation.  Neither the execution and delivery of this
                  ------------
Agreement, the filing of the Certificate of Merger or the consummation by Poolmart of the transactions contemplated hereby and thereby, nor compliance by Poolmart with any of the provisions hereof or thereof, will:

          (a) violate any provision of the charter documents of Poolmart;

          (b) violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority applicable to Poolmart or any of its properties;

          (c) cause the acceleration of the maturity of any debt or obligation of Poolmart; or

          (d) violate, or be in conflict with, or constitute a default under, or permit the termination of, or except as contemplated by this Agreement, require the consent of any person under, or result in the creation of any lien upon any property of Poolmart under, any agreement, indenture, lease or instrument to which Poolmart is a party or by which Poolmart (or its properties) may be bound, which in the aggregate would have a material adverse effect on Poolmart.

     Poolmart is not in material default (without giving effect to any grace or cure period or notice requirement) under any agreement for borrowed money or under any agreement pursuant to which any of its securities were sold.

     Section 5.5  Governmental and Other Consents and Approvals.  To the
                  ---------------------------------------------
knowledge of Poolmart, no consent, waiver, approval, license or authorization of or designation, declaration or filing with any governmental agency or authority or other public persons or entities in the United States is required in connection with the execution or delivery by Poolmart of this Agreement or the consummation by Poolmart of the Recapitalization Merger or the transactions contemplated hereby, other than (a) filings in the State of Delaware in accordance with the Delaware Law, (b) filings required under the HSR Act, (c) filings required under the Exchange Act and (d) such other consents, waivers, approvals, licenses or authorizations, the failure of which to be obtained will not have a material adverse effect on Poolmart or on the ability of Poolmart to consummate the transactions contemplated hereby.

     Section 5.6  Proxy and Schedule 13E-3 Information.  The information
                  ------------------------------------
furnished to Leslie's California by Poolmart specifically for inclusion in the Definitive Proxy Statement and the Schedule 13E-3, or any amendment or supplement thereto, or specifically for inclusion in any other documents filed with the SEC by Leslie's California in connection with the Merger Transaction, shall, with respect to the Definitive Proxy Statement at the time the Definitive Proxy Statement is mailed and at the time of the Special Meeting, and, with respect to the Schedule 13E-3 and such other documents, at the time of filing with the SEC and at the time of such Special Meeting, not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     Section 5.7  Financing Letters.  If the funds were provided pursuant to or
                  -----------------
as described in the Financing Letters, there would be sufficient financing to satisfy the condition set forth in Section 6.3(c) hereof.

     Section 5.8  Brokers and Finders.  Except to the extent contemplated by the
                  -------------------
Financing Letters, Poolmart has not engaged any broker, finder or investment banker which engagement would require the payment of any brokerage, finder's or other fees by Leslie's California or Leslie's Delaware in connection with the transaction contemplated hereby.

     Section 5.9  No Prior Activities.  Poolmart has not incurred, and will not
                  -------------------
incur, directly or through any subsidiary, any liabilities or obligations, except those incurred in connection with its organization or with the negotiation of this Agreement and the Financing. Except as contemplated by this Agreement and the Financing Letters, Poolmart has not engaged in any business activities of any type or kind whatsoever, or entered into any agreements or arrangements with any person or entity, or become subject to or bound by any obligation or undertaking.

     Section 5.10  Litigation.  There is no legal action, suit, arbitration or
                   ----------
other legal, administrative or other governmental investigation, inquiry or proceeding (whether federal, state, local or foreign) pending or, to the knowledge of Poolmart, threatened against or affecting Poolmart or any of its properties, assets, business, franchises or governmental approvals before any court or governmental department, commission, board, bureau, agency, instrumentality or arbitrator, which, individually or in the aggregate, could reasonably be expected (a) to have a material adverse effect upon Poolmart or
(b) to materially and adversely affect the ability of Poolmart to carry out, or prevent or make unduly burdensome, the Recapitalization Merger or the transactions contemplated by this Agreement.


                                   ARTICLE 6

                                   CONDITIONS

     Section 6.1  Conditions to Each Party's Obligation to Effect the
                  ---------------------------------------------------
Recapitalization Merger.  The respective obligations of each party to effect the
-----------------------
Recapitalization Merger shall be subject to the satisfaction at or prior to the Effective Date of the following conditions:

          (a) Shareholder Approval.  This Agreement, the Reincorporation Merger
              --------------------
     Agreement and the Merger Transaction shall have been approved at or prior to the Effective Date by the holders of a majority of (i) the outstanding shares of California Common Stock entitled to vote thereon and (ii) the shares of California Common Stock voting thereon and owned by persons other than persons who, upon consummation of the Recapitalization Merger, will be the Continuing Stockholders;

          (b) Litigation.  No action, suit or proceeding shall be pending before
              ----------
     any court or governmental body in which an unfavorable judgment or decree would prevent or substantially delay the consummation of the Reincorporation Merger or the Recapitalization Merger, cause either such transaction to be rescinded or, with respect to any litigation in connection with the Reincorporation Merger or the Recapitalization Merger, result in an award of damages that would have a material adverse effect on the condition (financial or otherwise), results of operations, properties, assets, liabilities, business or prospects of Leslie's California and its subsidiaries, taken as a whole;

          (c) Consents.  Leslie's California and Poolmart shall have been
              --------
     furnished with evidence satisfactory to them of the timely consent or approval of, or notice to, each governmental authority or other person or entity whose consent or approval, or to whom notice, is required in connection with the execution or delivery by Leslie's California, Leslie's Delaware or Poolmart of the Reincorporation Merger Agreement or this Agreement or consummation of the transactions contemplated thereby or hereby;

          (d) HSR Act.  Any applicable waiting period under the HSR Act shall
              -------
     have expired or early termination shall have been granted;

          (e) Fairness Opinions.  The fairness opinions delivered by Dillon Read
              -----------------
     and DLJ pursuant to Section 4A.12 hereof shall not have been withdrawn or materially and adversely modified; and

          (f) Effectiveness of Reincorporation Merger.  The Reincorporation
              ---------------------------------------
     Merger shall have become effective in accordance with the California Law and the Delaware Law.

     Section 6.2  Conditions to Obligation of Leslie's California and Leslie's
                  ------------------------------------------------------------
Delaware to Effect the Recapitalization Merger.  The obligations of Leslie's
----------------------------------------------
California and Leslie's Delaware to effect the Reincorporation Merger and the obligations of Leslie's Delaware to effect the Recapitalization Merger shall be subject to the satisfaction at or prior to the Effective Date of the following additional conditions, unless waived by Leslie's California or, after the effective time of the Reincorporation Merger, Leslie's Delaware:

          (a) Representations and Warranties.  The representations and
              ------------------------------
     warranties of Poolmart set forth in Article 5 hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date, except as otherwise contemplated by this Agreement, and Leslie's Delaware shall have received a certificate from Poolmart signed by its President and a Vice President to that effect; and

          (b) Performance of Obligations of Poolmart.  Poolmart shall have
              --------------------------------------
     performed in all material respects all obligations required to be performed by it under this Agreement prior to the Effective Date, and Leslie's Delaware shall have received a certificate from Poolmart signed by its President and a Vice President to that effect.

     Section 6.3  Conditions to Obligations of Poolmart to Effect the
                  ---------------------------------------------------
Recapitalization Merger.  The obligations of Poolmart to effect the
-----------------------
Recapitalization Merger shall be subject to the satisfaction at or prior to the Effective Date of the following additional conditions, unless waived by
Poolmart:

          (a) Representations and Warranties.  The representations and
              ------------------------------
     warranties of Leslie's California set forth in Article 4A hereof and of Leslie's Delaware set forth in Article 4B hereof shall be true and correct in all material respects as of the date of this Agreement and, except as contemplated by the Reincorporation Merger or as otherwise contemplated by this Agreement, as of the Effective Date as though all of such representations were made on and as of the Effective Date by Leslie's Delaware, and Poolmart shall have received certificates of Leslie's California and Leslie's Delaware signed by the President and a Vice President of Leslie's California and Leslie's Delaware, respectively, to that effect;

          (b) Performance of Obligations of Leslie's California and Leslie's
              --------------------------------------------------------------
     Delaware.  Each of Leslie's California and Leslie's Delaware shall have
     --------
     performed in all material respects all obligations required to be performed by it under this Agreement prior to the Effective Date, and Poolmart shall have received certificates of Leslie's California and Leslie's Delaware signed by the President and a Vice President of Leslie's California and Leslie's Delaware, respectively, to that effect;

          (c) Financing.  Poolmart shall have obtained the Financing pursuant to
              ---------
     Section 3.5;

          (d) Dissenters' Rights.  The aggregate number of shares of California
              ------------------
     Common Stock on the effective time of the Reincorporation Merger, the holders of which have demanded purchase of their shares from Leslie's Delaware in accordance with the provisions of Chapter 13 of the California Law, shall not equal 5% or more of the shares of California Common Stock outstanding as of the record date for the Special Meeting;

          (e) Environmental Due Diligence.  Poolmart shall have completed its
              ---------------------------
     environmental due diligence and shall be reasonably satisfied with the results of such due diligence; provided, however, that this condition shall be deemed to have been satisfied in full by March 31, 1997 unless prior thereto Poolmart shall have delivered a written notice to Leslie's California specifying in reasonable detail the respects in which it has not been satisfied;

          (f)  Audited Financial Statements.   When Leslie's California's
               ----------------------------
     audited financial statements for the fiscal year ended December 28, 1996 have been prepared, a copy thereof shall have been delivered to Poolmart;

          (g) Accounting Treatment.  The Definitive Proxy Statement shall
              --------------------
     contain a statement to the effect that the Recapitalization Merger shall be treated as a recapitalization for accounting purposes and the Securities and Exchange Commission shall not have disapproved such statement in the Definitive Proxy Statement; and

          (h) Certification of Non-U.S. Real Property Holding Corporation
              -----------------------------------------------------------
     Status. Poolmart shall have received from Leslie's California and Leslie's Delaware a certification described in Treasury Regulation Section 1.1445-2(c)(3), in form and substance reasonably acceptable to Poolmart, to the effect that neither Leslie's Delaware nor Leslie's California was a U.S. real property holding corporation during the period specified in Section 897(c)(1)(ii) of the Code, and shall have been provided evidence reasonably satisfactory to Poolmart of compliance with the terms of Treasury Regulation Section 1.897-2(h) with respect to such certificate.


                                   ARTICLE 7

                 TERMINATION; NON-SURVIVAL OF REPRESENTATIONS,
                 WARRANTIES AND COVENANTS; WAIVER AND AMENDMENT

     Section 7.1  Termination.  This Agreement may be terminated, and the
                  -----------
Recapitalization Merger abandoned, at any time prior to the Effective Date, by:

          (a) mutual written consents of the boards of directors of the Constituent Corporations;

          (b) any of the parties, by written notice to the other parties, if the Recapitalization Merger shall not have been consummated by June 30, 1997; provided, however, that the right to terminate this Agreement under this clause (b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Date to occur on or before this date; provided further, however, that the passage of such period shall be tolled (and the date for such consummation shall be correspondingly extended) for any part thereof (but not exceeding 60 days in the aggregate) during which any party shall be subject to a nonfinal order, decree, ruling or action restraining, enjoining or otherwise prohibiting the consummation of the Reincorporation Merger or the Recapitalization Merger or the calling or holding of the Special Meeting;

          (c) Poolmart, by written notice to Leslie's California, if prior to the Special Meeting the board of directors of Leslie's California or the Special Committee (i) shall withdraw or modify in any manner adverse to Poolmart its approval or recommendation of this Agreement, the Reincorporation Merger Agreement, the Recapitalization Merger or the Reincorporation Merger, (ii) shall approve or recommend any Acquisition Proposal by a party other than Poolmart, or (iii) shall resolve to take any of the actions specified in clause (i) or (ii);

          (d) Poolmart, by written notice to Leslie's California, if after the date hereof there shall have been a material adverse change in the condition (financial or otherwise), results of operations, properties, assets, liabilities or business of Leslie's California and its subsidiaries, taken as a whole, whether by reason of operations in the ordinary course of business, changes in general economic conditions, or otherwise;

          (e) Leslie's California, by written notice to Poolmart, if the board of directors of Leslie's California or the Special Committee, in its good faith exercise of its business judgment (based on the written advice of counsel), has determined that the board of directors of Leslie's California continuing to recommend to the shareholders the approval of this Agreement or the Reincorporation Merger Agreement would be reasonably likely to be a breach of the fiduciary duties of the board of directors of Leslie's California to the shareholders of Leslie's California under California law;

          (f) Leslie's California or Poolmart, by written notice to the other, if upon a vote at the Special Meeting, any approval of the shareholders of Leslie's California necessary to consummate the Reincorporation Merger or the Recapitalization Merger and the transactions contemplated thereby or hereby shall not have been obtained, or by Poolmart if the vote at such Special Meeting does not satisfy the condition in Section 6.1(a) and such condition is not waived by Leslie's California;

          (g) any of the parties, by written notice, if any court of competent jurisdiction or other governmental entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Reincorporation Merger or the Recapitalization Merger and such order, decree, ruling or other action shall have become final and nonappealable;

          (h) Poolmart, in the event that there shall have been a material breach of Section 3.9.; or

          (i) Poolmart, if Leslie's California shall have failed to hold the Special Meeting by June 16, 1997 and either of the following shall have occurred prior to such date: (A) any corporation (including Leslie's California or any of its subsidiaries or affiliates), partnership, person, other entity or "group" (as referred to in Section 13(d)(3) of the Exchange
     Act) other than Poolmart or any of its affiliates (collectively, "Third
                                                                       -----
     Persons") shall have become the beneficial owner (as defined in Rule 13d-3
     -------
     promulgated under the Exchange Act) of more than 15% of the outstanding California Common Stock; or (B) any Third Person shall have made, proposed, communicated or disclosed in a manner which is or becomes known by stockholders beneficially owning at least 5% of the outstanding California Common Stock or by any director or officer of Leslie's California an intention to make a bona fide Acquisition Proposal, unless in the case of the condition in clause (B) Leslie's California is able to sustain the burden of showing that the failure to hold the Special Meeting was caused primarily by factors other than knowledge of such intention to make an Acquisition Proposal.

     Any action to be taken to terminate this Agreement under this Section shall be taken by, or pursuant to authority granted by, the Boards of Directors of Leslie's California or Poolmart as applicable. After the effectiveness of the Reincorporation Merger, all references in this Section 7.1 to "Leslie's California" shall be deemed to be a reference to Leslie's Delaware.

     Section 7.2    Non-Survival of Representations, Warranties and Covenants.
                    ---------------------------------------------------------
The respective representations and warranties of Leslie's California, Leslie's Delaware and Poolmart contained herein or in any certificate delivered pursuant hereto shall expire with, and be terminated and extinguished upon, consummation of the Recapitalization Merger, and thereafter none of Leslie's California, Leslie's Delaware or Poolmart or any officer, director or principal thereof shall be under any liability whatsoever with respect to any such representation or warranty. This Section 7.2 shall have no effect upon any other obligation of the parties hereto, whether to be performed before or after the consummation of the Recapitalization Merger.

     Section 7.3  Amendment.  This Agreement may not be amended except by an
                  ---------
instrument in writing signed on behalf of each of the parties hereto; provided, however, that (i) after approval of this Agreement by the shareholders of Leslie's California, no amendment may be made which reduces the amount or changes the form of consideration to be received in the Recapitalization Merger or otherwise changes or effects any change which would adversely affect either the shareholders of Leslie's California prior to the effectiveness of the Reincorporation Merger or the stockholders of Leslie's Delaware immediately after such effectiveness without the further approval of the shareholders of Leslie's California, and (ii) after the Effective Date, no amendment may be made to the indemnification and insurance provisions contained in Section 8.3.

     Section 7.4  Waiver.  At any time prior to the Effective Date, whether
                  ------
before or after the Special Meeting, any party hereto, by action taken by its board of directors, may (i) extend the time for the performance of any of the obligations or other acts of any other party hereto or (ii) subject to the proviso contained in Section 7.3, waive compliance with any of the agreements of any other party or with any conditions (other than those appearing in Section 6.1(a), (e) or (f)) to its own obligations. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if (i) set forth in an instrument in writing signed on behalf of such party by a duly authorized officer, and (ii) if signed by Poolmart.

     Section 7.5  Effect of Termination.  In the event of the termination of
                  ---------------------
this Agreement under Section 7.1, this Agreement shall thereafter become void and have no effect and no party hereto shall have any liability to any other party hereto or its shareholders or directors or officers in respect thereof, except that the provisions of Section 3.8 (with respect to documents and confidential information), Section 7.6 (with respect to a break fee under certain circumstances), Section 8.3 (with respect to indemnification), and
Section 8.12 (with respect to expenses) shall survive any such termination if such obligations arose at or before the time of such termination.

     Section 7.6  Additional Payments in Respect of Certain Terminations.  In
                  ------------------------------------------------------
the event that (i) this Agreement is terminated by Leslie's California pursuant to Section 7.1(e) or (f); or (ii) this Agreement is terminated by Poolmart pursuant to Section 7.1(c), (f), (h) or (i), then in addition to the expense reimbursement provided for in Section 8.12, Leslie's California or Leslie's Delaware (assuming the Reincorporation Merger has occurred) shall promptly (and in any event within five business days of written notice that such amount is due) pay to Leonard Green & Partners, L.P., in immediately available funds, the amount of $1,750,000 as a termination fee. In addition, in the event that within twelve months of any termination described in the immediately preceding sentence Leslie's California or Leslie's Delaware, as the case may be, consummates a transaction that falls within the definition of an Acquisition Proposal, Leslie's California or Leslie's Delaware, as the case may be, shall promptly and in no event later than five business days after the closing of such transaction, pay to Leonard Green & Partners, L.P., in immediately available funds, an additional $750,000.


                                   ARTICLE 8

                               GENERAL AGREEMENTS

     Section 8.1  Notice.  All notices, requests and other communications to any
                  ------
party shall be in writing (including telecopy or similar writing) and shall be given,

     (a)  If to Poolmart:

          c/o  Hancock Park Associates II, L.P.
               1925 Century Park East, Suite 810
               Los Angeles, California 90067
               Attention: Mr. Michael J. Fourticq
               Facsimile No.: (310) 201-0403

               and

               Leonard Green & Partners, L.P.
               333 South Grand Avenue
               Suite 5400
               Los Angeles, California 90071
               Attention:  Mr. Gregory J. Annick
               Facsimile No.: (213) 625-2043


          with copies to:

               Paul, Hastings, Janofsky & Walker LLP
               555 South Flower Street, 23rd Floor
               Los Angeles, California 90071-2371
               Attention: Alan J. Barton, Esq.
               Facsimile No.: (213) 627-0705

               and

               Gibson, Dunn & Crutcher LLP
               333 South Grand Avenue
               Los Angeles, California  90071-3197
               Attention: Jennifer Bellah, Esq.
               Facsimile No.: (213) 229-7520

     (b) If to Leslie's California or Leslie's Delaware, to:

               Leslie's Poolmart
               20630 Plummer Street
               Chatsworth, California 91311
               Attention: General Counsel
               Facsimile No.: (818) 993-1930

          with a copy to:

               Heller Ehrman White & McAuliffe
               601 South Figueroa Street, 40th Floor
               Los Angeles, California 90017-5704
               Attention: Neal H. Brockmeyer, Esq.
               Facsimile No.: (213) 614-1868

or to such other address or telecopier number as such party may hereafter specify for the purpose of notice to the other parties. Any such notice, request or other communication shall be deemed to have been given and received on the day on which it is delivered or telecopied (or, if such day is not a business day in California or if the notice or other communication is not telecopied during business hours, at the place of receipt, on the next following business day); provided that if notice or other communication is given by telecopy, such notice or communication shall also be given by certified mail or by overnight courier.

     Section 8.2  Entire Agreement.  This Agreement (including the documents and
                  ----------------
instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

     Section 8.3  Indemnification.
                  ---------------

     (a)  Indemnification by the Surviving Corporation.  It is understood and
          --------------------------------------------
agreed that Leslie's California may, to the fullest extent permitted under applicable law, indemnify and hold harmless, and after the effective time of the Reincorporation Merger, Leslie's Delaware may, and after the Effective Date the Surviving Corporation shall, indemnify and hold harmless, to the fullest extent permitted under applicable law (and Leslie's California, Leslie's Delaware and the Surviving Corporation, as the case may be, will advance expenses to the full extent so permitted), each present and former director and officer of Leslie's California or any of its subsidiaries and each director and officer of Leslie's Delaware upon the effectiveness of the Reincorporation Merger, and their respective heirs and personal and legal representatives (collectively the "Indemnified Parties"), against any costs or expenses (including attorneys'
--------------------
fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any pending, threatened or completed claim, action, suit, proceeding or investigation (whether civil, criminal, administrative or investigative) arising out of or pertaining to this Agreement or the Reincorporation Merger Agreement or the approval and consummation of the transactions contemplated hereby and thereby in his or her capacity as such or in any other capacity on behalf of a subsidiary, joint venture or any other entity in which he or she served at the request of Leslie's California or Leslie's Delaware, and in the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Date), (i) Leslie's California may prior to the effective time of the Reincorporation Merger and thereafter Leslie's Delaware may prior to the Effective Date, and after the Effective Date the Surviving Corporation shall, pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to Leslie's California, Leslie's Delaware or the Surviving Corporation, as the case may be, promptly after statements therefor are received and (ii) Leslie's California, Leslie's Delaware and the Surviving Corporation will cooperate in the defense of any such matter; provided, however, that none of Leslie's California, Leslie's Delaware or the Surviving Corporation shall be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld) and provided further that none of Leslie's California, Leslie's Delaware or the Surviving Corporation shall have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, after exhaustion of all avenues of appeal, that such Indemnified Party is not entitled to indemnification hereunder (it being agreed, however, that none of Leslie's California, Leslie's Delaware or the Surviving Corporation shall challenge a determination by any court which is favorable to an Indemnified Party).

     (b) Notice; Undertaking; Representations.  Any Indemnified Party wishing to
         ------------------------------------
claim indemnification under this Section 8.3 upon learning of any such claim, action, suit, proceeding or investigation, shall notify the indemnifying party thereof and shall, if required by applicable law, deliver to the indemnifying party an undertaking to repay any amounts advanced pursuant hereto when and if a court of competent jurisdiction shall ultimately determine, after exhaustion of all avenues of appeal, that such Indemnified Party is not entitled to indemnification hereunder. The Indemnified Parties shall as a group retain only one law firm pursuant to this Section 8.3 to represent them with respect to any such matter unless there is, in the opinion of counsel to the Indemnified Parties, a conflict on any significant issue between the positions of any two or more Indemnified Parties, in which case the Indemnified Parties may retain, at the expense of Leslie's California, Leslie's Delaware or the Surviving Corporation, as the case may be, but in each such case subject to the terms of the undertaking referred to in this Section 8.3(b) such number of additional counsel as are necessary to eliminate all conflicts of the type referred to above.

     (c) Assumption by Successors.  In the event Leslie's Delaware or the
         ------------------------
Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) liquidates, dissolves or transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provisions shall be made so that the successors and assigns of Leslie's Delaware or the Surviving Corporation, as the case may be, assume the obligations set forth in this Section 8.3 to the maximum extent permitted under the laws of such person's jurisdiction of incorporation, if such person is a corporation, or under other applicable law.

     (d) Survival; Third-Party Rights.  The terms of this Section 8.3 shall
         ----------------------------
survive the consummation of the Recapitalization Merger at the Effective Date and shall continue without time limit. This Section 8.3 is intended to be for the benefit of, and to grant third-party rights to, the Indemnified Parties whether or not parties to this Agreement, and each of the Indemnified Parties shall be entitled to enforce the covenants contained herein.

     (e) Adverse Amendments.  Subject to applicable law, the certificate of
         ------------------
incorporation and bylaws of the Surviving Corporation shall not be amended in a manner which adversely affects the rights of the Indemnified Parties under this
Section 8.3.

     (f) Directors' and Officers' Liability Insurance.  For a period of eighteen
         --------------------------------------------
months after the Effective Date, the Surviving Corporation shall use its reasonable commercial efforts to maintain in effect the current policies of directors' and officers' liability insurance maintained by Leslie's California (provided that the Surviving Corporation may substitute therefor policies of at least the same amounts and comparable coverage containing terms and conditions which are comparable thereto; provided further that such policies may have higher deductibles than the current policy) with respect to claims arising from fact or events which occurred at or before the Effective Date; provided, however, that the Surviving Corporation shall not be obligated to make annual premium payments for such insurance to the extent such premiums exceed 150% of the premiums paid as of the date of this Agreement by Leslie's California for such insurance but in such event shall use reasonable commercial efforts to provide the maximum coverage available at 150% of such premiums. Notwithstanding anything to the contrary contained elsewhere in this Agreement, the Surviving Corporation's and Leslie's Delaware's agreement set forth in Section 8.3(a) shall be limited to cover claims only to the extent that those claims are not covered, paid and extinguished pursuant to Leslie's California's directors' and officers' insurance policies (or any substitute policies permitted by this Section 8.3(f)).

     Section 8.4  Parties in Interest.  Except as otherwise provided in Section
                  -------------------
8.3 and, with respect to Hancock, in Section 8.12, and, with respect to Leonard Green & Partners, L.P., in Section 7.6, this Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     Section 8.5  Material Events.  At all times prior to the Effective Date,
                  ---------------
each party shall promptly notify the other party or parties in writing of the occurrence of any event of which it obtains knowledge which will or may reasonably be expected to result in a failure to satisfy any of the conditions specified in Article 6 hereof.

     Section 8.6  Publicity.  The written release to the public by any party of
                  ---------
any information relating to the Recapitalization Merger shall be approved in advance by the other parties, which approval shall not be unreasonably withheld or delayed.

     Section 8.7  Headings.  The headings contained in this Agreement are for
                  --------
reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 8.8  Interpretation.  As used herein, "knowledge" of Leslie's
                  --------------                    ---------
California or Leslie's Delaware shall mean actual knowledge of the officers of Leslie's California or Leslie's Delaware, as the case may be, and "knowledge" of Poolmart shall mean the actual knowledge of its officers or actual knowledge of any partner, managing director or employee of Leonard Green & Partners, L.P. ("LGP"). Any agreement or consent given or made by LGP shall be considered to be
  ---
an agreement or consent, as the case may be, of Poolmart.

     Section 8.9  Subsidiaries.  When a reference is made in this Agreement to
                  ------------
subsidiaries of Leslie's California, the word "subsidiaries" means any
                                               ------------
corporation more than 50% of whose outstanding voting securities are directly or indirectly owned by Leslie's California.

     Section 8.10  Successors and Assigns.  This Agreement shall be binding upon
                   ----------------------
and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto and, without limitation, shall be binding upon and inure to the benefit of Leslie's Delaware as the successor to Leslie's California by reason of the Reincorporation Merger.

     Section 8.11  Governing Law.  This Agreement shall be governed in all
                   -------------
respects, including validity, interpretation and effect, by the internal laws of the State of California, without giving effect to the principles of conflict of laws thereof, except (i) the laws of the state of incorporation of a party shall govern its internal corporate affairs, and
(ii) to the extent that the Delaware Law would govern the validity, interpretation and effect of this Agreement and the legal effect of the Recapitalization Merger in the absence of this Section 8.11.

     Section 8.12  Costs and Expenses.
                   ------------------

     (a) Subject to Section 8.12(b) and (c), all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

     (b) Leslie's California hereby agrees to pay, or reimburse Hancock for, as incurred, all Expenses (as hereinafter defined) incurred by or on behalf of Hancock arising out of, in connection with or related to this Agreement, the Reincorporation Merger Agreement, the Recapitalization Merger and the Reincorporation Merger and the transactions contemplated herein and therein; provided, that Leslie's California shall not be obligated to pay or reimburse Hancock in excess of $1,000,000 in the aggregate.

     (c) If the Recapitalization Merger is not consummated in accordance with this Agreement, Leslie's California hereby agrees to reimburse Poolmart for all Expenses incurred by or on behalf of Poolmart arising out of, in connection with or related to this Agreement, the Reincorporation Agreement, the Recapitalization Merger and the Reincorporation Merger and the transactions contemplated herein and therein; provided, that Leslie's California shall not be obligated to pay or reimburse Poolmart in excess of $750,000 in the aggregate; and provided further, that Leslie's California shall not be required to pay or reimburse Poolmart for Expenses if either (x) Poolmart fails in any material respect to perform any of its material obligations under this Agreement and has not cured such non-performance within 20 days after Poolmart has received written notice from Leslie's California specifying the nature of such non-performance, or (y) Poolmart has materially breached any of the material representations or warranties made by it in Article 5, such breach occurred with the knowledge of Poolmart, and such breach is not cured (if the same is susceptible of being cured) within 20 days after Poolmart has received written notice from Leslie's California specifying the nature of such breach.

     (d) For purposes of Section 8.12(b) and (c), "Expenses" means all
                                                   --------
reasonable out-of-pocket expenses actually incurred by or on behalf of Hancock or Poolmart, as the case may be, supported by invoices, including, without limitation, fees and expenses of accountants, financial advisors, attorneys, consultants and appraisers engaged by Poolmart or Hancock, as the case may be, or any person providing or proposing to provide Financing for the Recapitalization Merger as well as commitment and other fees, charges and expenses of any such person; provided, that "Expenses" shall not include compensation paid or payable to any individual who is an officer or director of Leslie's California.

     Section 8.13  Counterparts.  This Agreement may be executed in any number
                   ------------
of counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.


                            [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized officers as of the date first above written.

                              LPM HOLDINGS, INC.


                              By:/s/ BRIAN P. MCDERMOTT
                                 ----------------------
                                 Brian P. McDermott,
                                 President


                              LESLIE'S POOLMART


                              By:/s/ BRIAN P. MCDERMOTT
                                 ----------------------
                                 Brian P. McDermott,
                                 President and
                                 Chief Executive Officer


                              By:/s/ CYNTHIA G. WATTS
                                 --------------------
                                 Cynthia G. Watts,
                                 Vice President, General
                                 Counsel and Secretary

                              POOLMART USA INC.


                              By:/s/ JOHN G. DANHAKL
                                 -------------------
                              Name:  John G. Danhakl
                                 -------------------

                              Title: President
                                     ----------

                                   EXHIBIT A


                              AGREEMENT OF MERGER

     AGREEMENT OF MERGER (this "Merger Agreement") made and entered into this
                                ----------------
_____ day of February, 1997 by and between LESLIE'S POOLMART a California corporation ("Leslie's California"), and LPM HOLDINGS, INC., a Delaware
              -------------------
corporation ("Leslie's Delaware");
              -----------------


                                  WITNESSETH:

     WHEREAS, Leslie's Delaware is a corporation duly organized and existing under the laws of the State of Delaware;

     WHEREAS, Leslie's California is a corporation duly organized and existing under the laws of the State of California;

     WHEREAS, on the date of this Merger Agreement, Leslie's Delaware has authority to issue 5,000,000 shares of Common Stock, par value $.001 per share (which class of shares is herein called the "Delaware Common Stock") of which
                                             ---------------------
10,000 shares are issued and outstanding and owned by Leslie's California, and 2,000,000 shares of Preferred Stock, par value $.001 per share, of which no shares are issued and outstanding; and prior to the Effective Date, the authorized number of shares of Delaware Common Stock will be increased to 12,000,000;

     WHEREAS, on the date of this Merger Agreement, Leslie's California has authority to issue 40,000,000 shares of Common Stock, (the "California Common
                                                            -----------------
Stock") of which 6,550,966 shares are issued and outstanding, and 1,000,000
-----
shares of Preferred Stock, of which no shares are issued and outstanding;

     WHEREAS, the respective boards of directors of Leslie's Delaware and Leslie's California have determined that, for the purpose of effecting the reincorporation of Leslie's California in the State of Delaware, it is advisable and to the advantage of said two corporations and their shareholders and sole stockholder, respectively, that Leslie's California merge with and into Leslie's Delaware upon the terms and conditions herein provided; and

     WHEREAS, the respective boards of directors of Leslie's Delaware and Leslie's California have approved this Merger Agreement and the board of directors of Leslie's California and Leslie's Delaware have directed that this Merger Agreement be submitted to a vote of their shareholders and sole stockholder, respectively;

     NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Leslie's California and Leslie's Delaware hereby agree to merge as follows:

         (1) Merger. Leslie's California shall be merged with and into Leslie's Delaware, and Leslie's Delaware shall survive the merger ("Merger"), effective upon
       ------
the date when this Merger Agreement is made effective in accordance with applicable law (the "Effective Date").
                     --------------

         (2) Directors and Officers and Governing Documents. The directors and officers of Leslie's Delaware shall be the same upon the Effective Date as they are immediately prior thereto. The certificate of incorporation of Leslie's Delaware, as amended and in effect on the Effective Date, shall continue to be the certificate of incorporation of Leslie's Delaware as the surviving corporation without change or amendment until further amended in accordance with the provisions thereof and applicable laws, except that on the Effective Date Article I of said certificate of incorporation shall be amended to read in its entirety as follows: "The name of this Corporation shall be: Leslie's Poolmart, Inc." The bylaws of Leslie's Delaware, as amended and in effect on the Effective Date, shall continue to be the bylaws of Leslie's Delaware as the surviving corporation without change or amendment until further amended in accordance with the provisions thereof and applicable laws.

         (3) Succession. On the Effective Date, Leslie's Delaware shall succeed to Leslie's California in the manner of and as more fully set forth in Section 259 of the General Corporation Law of the State of Delaware and
     Section 1107 of the General Corporation Law of the State of California.

         (4) Further Assurances. From time to time, as and when required by Leslie's Delaware or by its successors and assigns, there shall be executed and delivered on behalf of Leslie's California such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other action, as shall be appropriate or necessary in order to vest, perfect or confirm, of record or otherwise, in Leslie's Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Leslie's California, and otherwise to carry out the purposes of this Merger Agreement, and the officers and directors of Leslie's Delaware are fully authorized in the name and on behalf of Leslie's California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

         (5) Common Stock of Leslie's California. Upon the Effective Date, by virtue of the Merger and without any action on the part of the holder thereof, each share of the California Common Stock outstanding immediately prior thereto shall be changed and converted into one fully paid and nonassessable share of Delaware Common Stock.

         (6) Stock Certificates. On and after the Effective Date, all of the outstanding certificates which prior to that time represented shares of California Common Stock shall for all purposes evidence ownership of and represent the shares of Delaware Common Stock into which the shares of California Common Stock represented by such certificates have been converted as herein provided. The registered owner on the books and records of Leslie's Delaware or its transfer agent of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to Leslie's Delaware or its transfer agent, have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon the shares of Delaware Common Stock evidenced by such outstanding certificate as above provided.

         (7) Stock Options. Forthwith upon the Effective Date, each (i) outstanding option to purchase shares of California Common Stock granted under the Leslie's California 1990 Stock Option Plan and the Leslie's California 1992 Directors' Stock Incentive Plan (collectively, the "Plans")
                                                                         -----
     and (ii) outstanding option to purchase California Common Stock not granted under the Plans, shall be converted into and become an option to purchase the same number of shares of Delaware Common Stock at the same option price per share as in effect on the Effective Date and, in the case of options granted under the Plans (collectively, the "Plan Options"), upon the same
                                                 ------------
     terms and subject to the same conditions as set forth in the Plans, and, in the case of all options not granted under the Plans (collectively, the "Non-Plan Options"), upon the same terms and subject to the same conditions
      ----------------
     as set forth in the agreements or instruments that govern the Non-Plan Options. A number of shares of Delaware Common Stock shall be reserved for purposes of the Plans equal to the number of shares of California Common Stock so reserved as of the Effective Date. As of the Effective Date, Leslie's Delaware hereby assumes all obligations of Leslie's California under the Plans, the outstanding Plan Options or portions thereof granted pursuant to the Plans and all Non-Plan Options.

         (8) Other Employee Benefit Plans. As of the Effective Date, Leslie's Delaware hereby assumes all obligations of Leslie's California under any and all employee benefit plans in effect as of said date or with respect to which employee rights or accrued benefits are outstanding as of said date.

         (9) Common Stock of Leslie's Delaware. Forthwith upon the Effective Date, the 10,000 shares of Delaware Common Stock presently issued and outstanding in the name of Leslie's California shall be cancelled and retired and resume the status of authorized and unissued shares of Delaware Common Stock, and no shares of Delaware Common Stock or other securities of Leslie's Delaware shall be issued in respect thereof.

         (10) Covenants of Leslie's Delaware. Leslie's Delaware covenants and agrees that it will, on or before the Effective Date:

                (a) Qualify to do business as a foreign corporation in the State of California, and in connection therewith irrevocably appoint an agent for service of process as required under the provisions of
          Section 2105 of the California Corporations Code.

                (b) File any and all documents with the California Franchise Tax Board necessary to the assumption by Leslie's Delaware of all of the franchise tax liabilities of Leslie's California.

          (11) Book Entries. As of the Effective Date, entries shall be made upon the books of Leslie's Delaware in accordance with the following:

                (a) The assets and liabilities of Leslie's California shall be recorded at the amounts at which they were carried on the books of Leslie's California immediately prior to the Effective Date, with appropriate adjustments to reflect the retirement of the 10,000 shares of Delaware Common Stock presently issued and outstanding.

                (b) There shall be credited to the common stock account of Leslie's Delaware the aggregate amount of the par value of all shares of Delaware Common Stock resulting from the conversion of the outstanding California Common Stock pursuant to the Merger.

                (c) There shall be credited to the capital surplus account of Leslie's Delaware the aggregate of the amounts shown in the common stock and capital surplus accounts of Leslie's California immediately prior to the Effective Date, less the amount credited to the common stock account of Leslie's Delaware pursuant to Paragraph (b) above.

                (d) There shall be credited to the retained earnings account of Leslie's Delaware an amount equal to that carried in the retained earnings account of Leslie's California immediately prior to the Effective Date.

          (12) Amendment. At any time before or after approval and adoption by the shareholders of Leslie's California, this Merger Agreement may be amended in any manner (except that Paragraph (5) may not be amended without the approval of the shareholders of Leslie's California), as may be determined in the judgment of the respective boards of directors of Leslie's Delaware and Leslie's California to be necessary, desirable or expedient in order to clarify the intention of the parties hereto or to effect or facilitate the purposes and intent of this Merger Agreement.

         (13) Abandonment. At any time before the Effective Date, this Merger Agreement may be terminated and the Merger may be abandoned by the board of directors of either Leslie's California or Leslie's Delaware with the approval of the board of directors of the other corporation, notwithstanding approval of this Merger Agreement by the stockholders of Leslie's Delaware or the shareholders of Leslie's California or both.

         (4) Counterparts. In order to facilitate the filing and recording of this Merger Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, this Merger Agreement, having first been duly approved by resolution of the boards of directors of Leslie's California and Leslie's Delaware, is hereby executed on behalf of each said two corporations by their respective officers thereunto duly authorized.


                         LPM HOLDINGS, INC.,
                         a Delaware corporation

                         By:______________________________
                              Brian P. McDermott,
                              President

                         By: _____________________________
                              Robert D. Olsen,
                              Secretary


                         LESLIE'S POOLMART
                         a California corporation



                         By:______________________________
                              Brian P. McDermott,
                              President and Chief
                              Executive Officer

                         By:______________________________
                              Cynthia G. Watts,
                              Secretary

               CERTIFICATE OF THE SECRETARY OF LPM HOLDINGS, INC.

     I, Robert D. Olsen, Secretary of LPM HOLDINGS, INC., a Delaware corporation, ("Leslie's Delaware"), do hereby certify, as such Secretary, in accordance with the General Corporation Law of the State of Delaware, that the Agreement of Merger to which this Certificate is attached, after having been first duly adopted and executed by Leslie's Delaware and Leslie's Poolmart, a California corporation, was duly submitted to the sole stockholder of Leslie's Delaware at a special meeting of stockholders called for the purpose of acting on said Agreement of Merger, notice of the time, place and purpose of said meeting having been waived by the sole stockholder of Leslie's Delaware, and that at said meeting the Agreement of Merger was considered and a vote taken for its adoption or rejection and that at said meeting all of the outstanding stock of Leslie's Delaware entitled to vote thereon was voted for the adoption of said Agreement of Merger and that thereby said Agreement of Merger was at said meeting duly adopted as the act of the stockholders of Leslie's Delaware and as the agreement and act of Leslie's Delaware.

     IN WITNESS WHEREOF, the undersigned has executed this certificate this ______ day of ___________________, 1997.



                              ________________________________
                                     Robert D. Olsen,
                                       Secretary

               CERTIFICATE OF THE SECRETARY OF LESLIE'S POOLMART

     I, Cynthia G. Watts, Secretary of LESLIE'S POOLMART, a California corporation ("Leslie's California"), do hereby certify, as such Secretary, in accordance with the General Corporation Law of the State of Delaware, that the Agreement of Merger to which this Certificate is attached, after having been first duly adopted and executed by Leslie's California and LPM Holdings, Inc., a Delaware corporation, was duly submitted to the shareholders at a meeting of shareholders called for the purpose of acting on said Agreement of Merger after due notice of the time, place and purpose of said meeting was mailed to each holder of Common Stock of Leslie's California at his, her or its address as it appears on the records of Leslie's California in the manner provided under the provisions of Section 601 of the California Corporations Code and that at said meeting the Agreement of Merger was considered and a vote taken for its adoption or rejection and that at said meeting a majority of the outstanding Common Stock of Leslie's California entitled to vote thereon was voted for the adoption of said Agreement of Merger and that thereby said Agreement of Merger was at said meeting duly adopted as the act of the shareholders of Leslie's California and as the agreement and act of Leslie's California.

     IN WITNESS WHEREOF, the undersigned has executed this certificate this _____ day of ______________________, 1997.



                              ________________________________
                                     Cynthia G. Watts,
                                       Secretary

                                   EXHIBIT B
                                   ---------


                             CERTIFICATE OF MERGER
                                       OF
                               POOLMART USA INC.
                                      INTO
                            LESLIE'S POOLMART, INC.
                        (Pursuant to 8 Del. C. (S) 251)


          LESLIE'S POOLMART, INC., a Delaware corporation, hereby certifies that:

          1. The name and state of incorporation of each of the constituent corporations are:

               (a)    Poolmart USA Inc., a Delaware corporation; and

               (b)    Leslie's Poolmart, Inc., a Delaware corporation.

          2. An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the provisions of Section 251 of the General Corporation Law of the State of Delaware.

          3.   The surviving corporation shall be Leslie's Poolmart, Inc.

          4. The Certificate of Incorporation of Leslie's Poolmart, Inc., as in effect on the date on which the merger is effective, shall be the Certificate of Incorporation of Leslie's Poolmart, Inc. as the surviving corporation without change or amendment until further amended in accordance with the provisions thereof and applicable law.

          5. The executed Agreement and Plan of Merger is on file at the principal place of business of Leslie's Poolmart, Inc. located at:

                    20630 Plummer St.
                    Chatsworth, California 91311

          6. A copy of the Agreement and Plan of Merger will be furnished by Leslie's Poolmart, Inc., on request and without cost, to any stockholder of any of the constituent corporations.

          IN WITNESS WHEREOF, LESLIE'S POOLMART, INC. has caused this certificate to be executed by a duly authorized officer as of this ___ day of __________, 1997.


                              LESLIE'S POOLMART, INC.,
                              a Delaware corporation



                              By: _____________________
                                     Brian P. McDermott
                                     President and Chief
                                     Executive Officer

                                      B-2